UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Carriage Services, Inc.
(Name of Registrant as Specified In Its Charter)
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CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

April 4, 2018
Dear Fellow Stockholder:
I am pleased to invite you to the 2018 Annual Meeting of Stockholders of Carriage Services, Inc. (“Carriage”). The Annual Meeting will be held at the Conference Center, 3040 Post Oak Boulevard, Lobby Level, Houston, Texas 77056, on Wednesday, May 16, 2018, at 9:00 a.m., Central Time. Whether or not you plan to attend the Annual Meeting, I ask that you participate by casting your vote at your earliest convenience.
At the beginning of 2012, we launched what we now refer to as the Carriage Good To Great Journey that never ends. We think about and lead the company in terms of a Ten Year Vision and Five Year Strategy with our Rolling Four Quarter Outlook within a 'Roughly Right Range' of outcomes over time as we execute our three core models; Standards Operating Model, Strategic Acquisition Model and 4E Leadership Model. Having produced extraordinary performance during the first five year timeframe of our Good To Great Journey that ended in 2016, we believe in hindsight that 2017 was clearly a year of transition and continued transformation. Total Return to stockholders including dividends over the five years ending December 31, 2017 has been 123% as we continue to be driven by our Company’s Mission and Vision of Being The Best and Five Guiding Principles.
All of our leaders and employees have accepted the challenge of making 2018 a historic year of operating and financial performance including Executing on ‘Big Ideas’ that will accelerate the Carriage Good To Great Journey, and most importantly, leading the successful realization of a Ten Year Vision of growth and success for each business.
We want all of our investors - tenured, as well as new stockholders of our company - to understand the value creation opportunities of Carriage and its potential to continue to perform and grow on our Good To Great Journey. In the context of this proxy statement, we want you to see how Carriage’s compensation practices are linked to performance and accountability in a way that drives stockholder value. More broadly, we want investors to understand the philosophy of the Compensation Committee and the link between that philosophy and the industry leading financial results and strategic milestones of our company.
At this Annual Meeting, we are requesting additional shares in the reserves for our Employee Stock Purchase Plan to continue the benefit we provide to our employees to strengthen their ownership in our Company as driven by our second Guiding Principle, “Hard work, pride of accomplishment and shared success through employee ownership.”
I encourage you to read the enclosed Notice of Annual Meeting and Proxy Statement, which contains information about the voting options, instructions and descriptions on the proposals for this meeting.
Speaking on behalf of the entire leadership team, we are committed to becoming recognized by institutional investors and those in our industry as a superior Consolidation, Operating and Value Creation Investment Platform by consistently allocating our precious capital, especially our growing Free Cash Flow, with disciplined savviness and flexibility among various investment options so as to maximize the intrinsic value of Carriage per share over the next ten years. As we successfully execute this Being The Best Vision, we believe that the growth in the market price of our shares will track, if not outpace over time, the growth in our intrinsic value per share.
We hope you can join us on May 16th. Whether or not you can attend personally, it is important that your shares are represented at the Annual Meeting. We hope that you will cast your vote as soon as possible.

Sincerely,

Melvin C. Payne
Chairman of the Board and Chief Executive Officer

CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE & TIME: May 16, 2018 9:00 a.m. Central Time PLACE: Carriage Services, Inc Houston Office Conference Center 3040 Post Oak Boulevard, Lobby Level, Houston, Texas 77056 RECORD DATE: March 23, 2018	Meeting Agenda
	1.	Elect directors;
	2.	Hold an advisory vote to approve Named Executive Officer compensation;
	3.	Approve our proposed First Amendment to the Amended and Restated Carriage Services Inc. 2007 Employee Stock Purchase Plan; and
	4.	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2018.

YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS:

VIA THE INTERNET	BY MAIL	IN PERSON
Visit the website listed on your proxy card	Sign, date and return your proxy card in the enclosed envelope	Attend the Annual Meeting

If your shares are held in a stock brokerage account or by a bank or other record holder, follow the voting Instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process.

By order of the Board of Directors,

Viki K. Blinderman
Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary
Houston, Texas
April 4, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, MAY 16, 2018
The Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2017 Annual Report to Stockholders are available at www.carriageservices.com.

i

ii

CARRIAGE SERVICES, INC.
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056

PROXY STATEMENT

This Proxy Statement (this “Proxy Statement”) is being furnished to you by the Board of Directors (our “Board”) of Carriage Services, Inc. (“Carriage Services,” “Carriage,” the “Company,” “we,” “us” or “our”) for use at our 2018 Annual Meeting of Stockholders (our “Annual Meeting”).
2018 Annual Meeting Date and Location
Our Annual Meeting will be held at the Conference Center, 3040 Post Oak Boulevard, Lobby Level, Houston, Texas 77056, on Wednesday, May 16, 2018, at 9:00 a.m., Central Time.
About Our Annual Meeting
Why am I receiving these proxy materials?
Our Board is soliciting your proxy to vote at our Annual Meeting because you owned shares of our common stock (“Common Stock”) at the close of business on March 23, 2018, the record date for our Annual Meeting (the “Record Date”), and are therefore entitled to vote at our Annual Meeting.
This Proxy Statement, along with a proxy card, is being mailed to our stockholders on or about April 13, 2018. We have also made these materials available to you free of charge on the Internet. This Proxy Statement summarizes the information that you need to know in order to cast your vote at our Annual Meeting. As a stockholder, your vote is very important and our Board strongly encourages you to exercise your right to vote. You do not need to attend our Annual Meeting in person to vote your shares. Whether or not you plan to attend our Annual Meeting, we encourage you to vote your shares by voting via the internet or completing, signing, dating and returning the enclosed proxy card in the envelope provided. See “About Our Annual Meeting – How do I vote my shares?” below.
What is the purpose of our Annual Meeting?
At our Annual Meeting, as a stockholder, you will be asked:
•to re-elect Melvin C. Payne and James R. Schenck to our Board as Class I directors;
•to approve, on an advisory basis, our Named Executive Officer compensation;

•	to approve the First Amendment to the Amended and Restated Carriage Services Inc. 2007 Employee Stock Purchase Plan;

•	to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018; and

•	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
Who is entitled to vote at the meeting?
Only our stockholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at our Annual Meeting. On March 23, 2018, we had 16,280,398 shares of Common Stock issued and outstanding and entitled to vote at our Annual Meeting.
How many votes can I cast?
You are entitled to one vote for each share of Common Stock you owned on the Record Date on all matters presented at our Annual Meeting.
Is my vote important?
Your vote is important regardless of how many shares of Common Stock you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient to you and cast your vote as soon as possible.

What is the difference between a stockholder of record and a “street name” holder?
Most stockholders hold their shares through a bank, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

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Stockholder of Record. If your shares are registered directly in your name with the American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered to be the stockholder of record with respect to those shares, and you have the right to grant your voting proxy directly with the Company or to vote in person at our Annual Meeting.

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Street Name Stockholder. If your shares are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and your bank, broker or other nominee is the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares and are also invited to attend our Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at our Annual Meeting unless you obtain a legal proxy from the stockholder of record prior to attending our Annual Meeting giving you the right to vote the shares. In order to vote your shares, you will need to follow the directions your bank, broker or other nominee provides to you.

How do I vote my shares?
Stockholders of Record. Stockholders of record may submit a proxy to have their shares voted or vote their shares by one of the following methods:

•
lnternet. To vote via the internet, go to “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. Vote online until 11:59 p.m., Central Time the day before the Annual Meeting.

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By Mail. To vote by mail, you should mark, sign, date and mail the enclosed proxy card in the prepaid envelope provided so that we receive the proxy card by mail by May 15, 2018. The shares you own will be voted according to the instructions on the proxy card that you provide. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR all of the proposals described in this Proxy Statement.

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In Person. If you attend our Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at our Annual Meeting. Attending our Annual Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy prior to our Annual Meeting will not prevent you from attending our Annual Meeting and voting in person.

Street Name Stockholder. Street name stockholders may generally submit a proxy to have their shares voted or vote their shares by one of the following methods:

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By Mail. You may indicate your vote by completing, signing and dating your voting instruction card or other information forwarded by your bank, broker or other nominee and returning it to them in the manner specified in their instructions.

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By Methods Listed on Voting Instruction Form. Please refer to the voting instruction form or other information forwarded by your bank, broker or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information they provided to you.

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In Person with a Proxy from the Record Holder. You may vote in person at our Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee. Please consult the voting instruction form or other information sent to you by the record holder to determine how to obtain a legal proxy in order to vote in person at our Annual Meeting.

Can I revoke my proxy?
Yes, if you are a stockholder of record, you can revoke your proxy at any time before it is voted at the meeting by:

•	submitting written notice of revocation no later than May 15, 2018 to our home office, which is located at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Corporate Secretary;

•	submitting a later dated proxy with new voting instructions by mail that is received at our home office by May 15, 2018; or

•	attending our Annual Meeting and voting your shares in person.
If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or other nominee in accordance with such entity’s procedures. Please refer to the materials that your bank, broker or other nominee provided to you.

What is a quorum?
A quorum is the presence at our Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on a matter at our Annual Meeting. There must be a quorum for our Annual Meeting to be held. If a quorum is not present, our Annual Meeting may be adjourned or postponed until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at our Annual Meeting.
What are “broker non-votes” and abstentions and how do they affect voting results?
If you hold your shares in “street name,” you will receive instructions from your bank, broker or other nominee describing how to vote your shares. If you do not instruct your bank, broker or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (the “NYSE”).
There are also non-discretionary matters for which banks, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a bank, broker or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the bank, broker or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.
If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of the Class I Directors), Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation), and Proposal 3 (Approval of the First Amendment to the Amended and Restated Carriage Services Inc. 2007 Employee Stock Purchase Plan) and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 4 (Ratification of the Appointment of Grant Thornton LLP) in the discretion of the record holder.
Abstentions occur when stockholders are present at our Annual Meeting in person or by proxy but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will have no effect on the election of directors but will have the effect of a vote against the other proposals being considered at the meeting.
What vote is required to approve each proposal?

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Proposal 1 (Election of the Class I Directors): To be elected, each director nominee must receive the affirmative vote of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. This means that the director nominees with the most votes will be elected. Votes may be cast in favor of or withheld from the election of each nominee. Votes that are withheld from a director’s election will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will have no effect on the outcome of the vote for directors.

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Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation): Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on us, our Board or our Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, our Board or our Compensation Committee. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

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Proposal 3 (Approval of the First Amendment to the Amended and Restated Carriage Services Inc. 2007 Employee Stock Purchase Plan): Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock who are present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal.

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Proposal 4 (Ratification of the Appointment of Grant Thornton LLP): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. Abstentions will be counted in determining the total number of shares “entitled to vote” on this proposal and will have the same effect as a vote “Against” this proposal.
What is the Board's recommendation for each proposal?
Our Board recommends that you vote:

•	FOR the election of the Class I director nominees;

•	FOR the approval, on an advisory basis, of our Named Executive Officer compensation;

•	FOR the approval of the First Amendment to the Amended and Restated Carriage Services Inc. 2007 Employee Stock Purchase Plan; and

•	FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
Our Board has appointed Melvin C. Payne, our Chief Executive Officer (“CEO”) and Chairman of the Board, and Viki K. Blinderman, our Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary, as the management proxy holders for our Annual Meeting. For stockholders who have their shares voted by duly submitting a proxy via the internet, by mail, or in person at our Annual Meeting, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.
Who will bear the cost of soliciting votes for our Annual Meeting?
We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders in connection with our Annual Meeting. In addition to this solicitation by mail, certain directors, officers and employees may also solicit proxies on our behalf by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our Common Stock.
Where can I find the voting results?
We will report the voting results in a Current Report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) within four business days of our Annual Meeting.
May I propose actions for consideration at next year’s annual meeting or nominate individuals to serve as directors?
You may submit proposals for consideration at future annual meetings. See “Stockholder Proposals for the 2019 Annual Meeting” for information regarding the submission of stockholder proposals for next year’s annual meeting.
How do I get directions to the Annual Meeting?
For directions to the Annual Meeting, please contact our Corporate Secretary at (713) 332-8400.

CORPORATE GOVERNANCE
Board Leadership Structure
Carriage was founded with the Mission Statement to be the most professional, ethical and highest quality funeral and cemetery service organization in our industry, which we have shortened for communication purposes to Being The Best, which is achieved by alignment with our Five Guiding Principles:

1.	Honesty, Integrity and Quality in All That We Do

2.	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

3.	Belief in the Power of People Through Individual Initiative and Teamwork

4.	Outstanding Service and Profitability Go Hand-in-Hand

5.	Growth of the Company Is Driven by Decentralization and Partnership
All of our directors, officers and employees must be aligned with these Five Guiding Principles to ensure outstanding execution of our three core models and all other elements and linkages of Carriage’s High Performance Culture Framework. While our commitment is to all Five Guiding Principles equally, there is a reason why the First Guiding Principle is the First “most equal” of the Five: Because it is the foundation and cornerstone Guiding Principle upon which our Mission of Being The Best and other Four Guiding Principles are built upon.
At a high level, commitment to our Mission Statement and alignment with our Five Guiding Principles, together with a relentless focus to execute our Good To Great Concepts such as “First Who, Then What” and “Right People in the Right Seats”, are what drives our high performance operating results. Our Board understands the importance and uniqueness of these qualitative drivers of Carriage Services’ High Performance Culture as being critical towards our ability to execute sustainable, high performance quantitative results consistently over time through outstanding execution of our three core models. Our Board also fundamentally understands that the biggest continuing risk for the Company is that executive and senior leadership will not continue the evolution of our unique High Performance Culture ideas and concepts. Our continued success and effective risk management emanates from being highly selective about leadership of the Company and finding leaders that are aligned with our Five Guiding Principles and the idea of Carriage Services as a High Performance Culture Company. We utilize a 4E Leadership Model, initially developed by Jack Welch at General Electric and then tailored and evolved in our unique culture, to select and assess our leaders at all levels of the Company. 4E Leaders have a winning, entrepreneurial, competitive spirit and want to make a difference in Carriage Services’ sustainable high performance and reputation over time.
Melvin C. Payne, our co-founder and largest individual stockholder, is our Chief Executive Officer and Chairman of our Board. Our Board currently believes that it is in the best interest of Carriage and its stockholders for Mr. Payne to serve as both our Chief Executive Officer and Chairman of our Board, based upon Mr. Payne’s specific expertise, knowledge, passion and long-term vision for the Company. This arrangement provides a clear, unified strategic vision and 4E Leadership for Carriage, ensures partnership and alignment between senior leadership and our Board, and enables the Company to continue its evolution as a High Performance Culture Company that just happens to be in the funeral and cemetery service business. Mr. Payne is also best positioned to lead our Board through reviews of key business and strategic issues and, most importantly, to lead the Board’s understanding of the linkage of Carriage’s unique High Performance Culture to the Company becoming recognized as a superior Consolidation, Operating and Value Creation investment platform.
Our Compensation Committee performs an annual evaluation of our Chief Executive Officer’s performance. As part of our annual evaluations and long-term planning, our Corporate Governance Committee is charged with evaluating the succession of our Chief Executive Officer. Mr. Payne has publicly stated that he has no plans for retirement and that he intends to be involved with the Company as long as his health is good and he is adding value with his energy, passion and vision for Carriage and commitment to mentoring 4E Leaders for the future. The Board also periodically reviews our leadership structure to determine if it is still appropriate in light of current corporate governance standards, market practices, the Company’s specific circumstances and needs and any other relevant factors for discussion.
We also have the position of Lead Director, who is required to be qualified as independent and appointed by a majority of the independent directors. The Lead Director’s role is to lead and facilitate the function of our Board independently and to enhance the quality of our Board by facilitating their deeper understanding of Carriage’s High Performance Culture Framework. The Lead Director presides at the executive sessions of the independent directors during quarterly Board meetings. Bryan D. Liebman currently serves as our Lead Director.

Risk Oversight of the Board
We believe that the oversight function of our Board and its committees combined with the active dialogue with senior leadership about effective risk management relative to continuously assessing for the “Right Who” leaders and the Right Quality of Staff at all levels, provides our Company with the appropriate framework to help ensure effective risk oversight. There is a fundamental Board understanding that the continuing biggest risk area for the Company is not having or not hiring the “Right Who” senior leadership in the future, and that hiring the ‘Wrong Who” senior leadership, including and especially the CEO in case Mr. Payne was for some reason unable to fulfill his CEO responsibilities, could have a major negative impact on the nature of Carriage’s High Performance Culture. In executing this responsibility, independent directors provide independent oversight, including risk oversight and, a significant amount of time is spent by our Board and committees, in conjunction with senior leadership, discussing how we identify, assess and manage our most significant risk exposures with respect to our leadership and people. Our Board also relies on each of its committees to help administer its oversight duties.
Director Qualification, Experience and Tenure
Our Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of our Board with significant input by Carriage’s executive and senior leadership.
We believe that the minimum qualifications and skills necessary for serving as a director include:

1.	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles;

2.
Business and investment savvy, including an owner-oriented attitude and conviction that Carriage has evolved into a superior stockholder value creation investment platform and therefore represents a superior long-term investment opportunity; and

3.	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.
We do not have a formal policy on board diversity when considering board candidates, as we strive to seek individuals who demonstrate the aforementioned characteristics or attributes. Diversity in skills, experience, perspective, and background are important contributing factors to effective decision making. While no director may serve on more than five other public company boards or on the audit committee for more than two other public companies, we much prefer candidates that are singularly focused on Carriage's uniqueness and not on being a “Professional Board Member.” We currently have no established term limits or age restrictions, as we do not wish to risk losing the contribution of directors who have been able to develop an increasing insight and deep understanding into our unique High Performance Culture Framework.
We currently have five directors on our Board who each serve staggered three year terms. Four directors are independent. The average age of all directors currently serving on our Board is 64 years. The average age of all independent directors is 61 years. The average tenure of all independent directors is 4.5 years.
Director Nomination Process
Our Corporate Governance Committee identifies potential candidates for our Board fluidly and collaboratively with our existing senior leadership based upon the criteria set forth above. Once a potential candidate is identified and the individual expresses a willingness to be considered for election to our Board, our Corporate Governance Committee and Mr. Payne will request information from the candidate, review the individual’s qualifications, and conduct one or more interviews with the candidate. When this process has completed, our Corporate Governance Committee tenders its recommendation to our full Board for consideration.
Our Corporate Governance Committee will also consider candidates recommended by stockholders in the same manner. A stockholder may recommend nominees for director by giving our Corporate Secretary a written notice not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. For our 2019 Annual Meeting of Stockholders, the deadline will be February 15, 2019, based upon this year's meeting occurring on May 16, 2018. The notice must include the name and address of the stockholder giving notice and the number of shares of Common Stock beneficially owned by the stockholder. The notice must also include the nominee’s full name, age, business address, principal occupation or employment, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934 (the “Exchange Act”), and the nominee’s written consent to the nomination and to serve, if elected.

Organization and Committees of Our Board
During 2017, our Board met five times and acted by unanimous written consent fourteen additional times. Each of the directors attended all of the meetings of our Board. Each year we hold the annual meeting on the same day as our Board and Committee meetings such that all directors may attend the annual meeting. All of our then current directors attended the 2017 Annual Meeting of Stockholders. Our director attendance policy for the annual meeting states that a quorum must be present in order for directors to be elected.
Our Board has a Compensation, Audit and Corporate Governance Committee. The current members of each committee as of the Record Date are identified in the table below. Each of these committees has its own charter, and a copy of the current version is available free of charge on our website at www.carriageservices.com. The functions of each committee and the number of meetings held during 2017 are described below.

Director	Compensation	Audit	Corporate Governance
Melvin C. Payne(*)
Barry K. Fingerhut(I)	Chairman	X	X
Bryan D. Leibman(I)(L)	X	X	X
Donald D. Patteson, Jr.(I)	X	Chairman	X
James R. Schenck(I)	X	X	Chairman

(*)	Chairman of our Board and Chief Executive Officer.
(I)	Independent Director.
(L)	Lead Director.
Compensation Committee. The purposes of our Compensation Committee are to:

•	review, evaluate and approve our officer compensation plans, policies and programs;

•	recommend to our Board non-employee director compensation plans, policies and programs;

•	produce the Compensation Committee Report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders;

•	administer, review and approve grants under our stock incentive plans; and

•	perform such other functions as our Board may assign from time to time.
Generally, our Board has charged our Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our Executive Officers and Senior Leadership. Executive compensation matters are presented to the Compensation Committee in a variety of ways, including: (1) at the request of our Compensation Committee Chairman or two or more members of the Compensation Committee or two members of our Board, (2) in accordance with our Compensation Committee’s agenda, which is reviewed by our Compensation Committee members and other directors on an annual basis, (3) by our Chief Executive Officer or (4) by our Compensation Committee’s outside compensation consultant, if a consultant is engaged by our Compensation Committee.
To the extent permitted by applicable law, our Compensation Committee may delegate some or all of its authority under its charter to its chairman, any one of its members or any subcommittees it may form when it deems such action appropriate. Mr. Payne, as our Chairman of the Board and Chief Executive Officer, makes recommendations on compensation decisions for those other than himself based on the individual performance of each Executive Officer or Senior Leader and the Company’s overall performance. Management’s role in determining executive compensation includes:

•	developing, summarizing and presenting compensation information and analysis to enable our Compensation Committee to execute its responsibilities;

•
developing individual Executive Officer and Senior Leadership bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans;

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.
Our Compensation Committee makes all final decisions regarding executive officer compensation.

Our Compensation Committee met three times during 2017 and acted by unanimous written consent five additional times. Each member of our Compensation Committee was present at all meetings. Our Board has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. Each of the members of the committee is considered to be a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended.
Audit Committee. The purposes of our Audit Committee are to:

•	assist our Board in fulfilling its oversight responsibilities regarding the:

◦	integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

◦
qualifications and independence of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other review or attestation services for Carriage;

◦	performance of our internal audit function and independent auditors;

◦	whistleblower hotline and procedures;

◦	compliance by Carriage with legal and regulatory requirements; and

•	perform such other functions as our Board may assign to our Audit Committee from time to time.
In connection with these purposes, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm and confirms their independence. The Audit Committee also reviews our annual and quarterly financial statements and meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies.
Our Audit Committee met five times during 2017 and acted by unanimous written consent four additional times. All committee members were present at such meetings. All members of our Audit Committee are independent as that term is defined in the NYSE’s listing standards and by Rule 10A-3 promulgated under the Exchange Act. Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Patteson has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Patteson is an “audit committee financial expert” following a determination that he met the criteria for such designation under the SEC’s rules and regulations. See “Audit Committee Report” below for additional information regarding our Audit Committee.
Corporate Governance Committee. The purposes of our Corporate Governance Committee are to:

•	assist our Board by identifying individuals qualified to become Board members, and to recommend to our Board the director nominees for the next annual meeting of stockholders;

•	lead our Board in its annual review of the performance of our Board and its committees; and

•	perform such other functions as our Board may assign to our Corporate Governance Committee from time to time.
Our Corporate Governance Committee met one time during 2017 and acted by unanimous written consent one additional time. All committee members were present at such meetings.
Director Independence
Our Board of Directors affirmatively determined that Messrs. Fingerhut, Leibman, Patteson and Schenck do not have a material relationship with Carriage (either directly or as a partner, stockholder or officer of an organization that has a relationship with Carriage) and are “independent” as defined under the NYSE’s listing standards and the Securities and Exchange Commission under Item 407(a) of Regulation S-K.
Mr. Payne is not independent because he is an employee of Carriage and currently serves as our Chief Executive Officer and Chairman of our Board.

Board’s Interaction with Stockholders
Our Chief Executive Officer and senior leadership team are responsible for establishing effective communication with our stockholders. Independent directors are not precluded from meeting with stockholders, but where appropriate, our executive and senior leadership team should be present at such meetings.
Stockholders and other interested parties may contact any member of our Board or any of its committees, by addressing any correspondence in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; Attn: Corporate Secretary. In the case of communications addressed to the independent directors, our Corporate Secretary will send appropriate stockholder communications to the Lead Director. In the case of communications addressed to a committee of our Board, our Corporate Secretary will send appropriate stockholder communications to the Chairman of such committee.
Annual Evaluations
Our Board performs annual self-evaluations. These self-evaluations are conducted through written questionnaires circulated prior to the first regularly scheduled meeting of the Board (generally in February). At the first regularly scheduled meeting before the Annual Meeting of Stockholders, detailed results of the self-evaluations are provided to the Corporate Governance Committee Chairman and discussed at the meeting.
Corporate Governance Guidelines, Business Conduct and Ethics
We are committed to integrity, reliability and transparency in our disclosures to the public, all characteristics consistent with our First Guiding Principle, “Honesty, Integrity and Quality in All That We Do”. To evidence this commitment, our Board has adopted charters for its committees, Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents provide the framework for our corporate governance. Our Code of Business Conduct and Ethics requires that all of our directors, officers and employees must be in alignment with our Five Guiding Principles to achieve our Mission Statement of being the most professional, ethical and highest quality service organization in the funeral and cemetery industry.
A complete copy of the current version of each of these documents is accessible through our website at www.carriageservices.com or you may receive copies free of charge by writing to us at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Investor Relations.

DIRECTOR COMPENSATION
General
We compensate our non-employee directors through cash payments, including retainers and through stock-based awards. Our Director Compensation Policy provides for the following:

Annual Cash Retainer(1)
Board - Independent Director	$75,000
Board - Lead Director	$10,000(2)
Audit Committee
Chair	$10,000
Member	$—
Compensation Committee
Chair	$5,000
Member	$—
Corporate Governance Committee
Chair	$5,000
Member	$—

(1)	Paid on a quarterly basis. No cash retainers are paid to employee directors.

(2)	The Lead Director receives this annual retainer in addition to the retainer paid to other Independent Directors.
Our Director Compensation Policy provides that any new independent director will receive a grant of $25,000 (in addition to the independent director annual retainer prorated at the time the new director is admitted to the Board) upon admission to the Board, which can be taken in cash or restricted shares of our Common Stock. The number of shares of such Common Stock will be determined by dividing the cash amount by the closing price of our Common Stock on the date of grant, which will be the date of admission to the Board. Such Common Stock, will vest (based on continued service on the Board) 50% immediately and 25% on the first and second anniversaries of admission. There were no new directors voted to serve in 2017, thus no director grants of Common Stock were awarded.
2017 Director Compensation Table

Name	Fees Earned in Cash	Stock Awards	Total
Barry K. Fingerhut	$80,000	$—	$80,000
Donald D. Patteson, Jr.	$85,000	$—	$85,000
Bryan D. Leibman	$85,000	$—	$85,000
James R. Schenck	$80,000	$—	$80,000
For 2017, Directors only received cash compensation. They did not receive any stock awards, option awards, non-equity incentive plan compensation, or other compensation for their service as a Director.

PROPOSAL NO. 1:
ELECTION OF CLASS I DIRECTORS
We currently have five directors on our Board who each serve staggered three-year terms. At our Annual Meeting, the stockholders will re-elect two individuals to serve as our Class I directors for a new three-year term expiring on the date of the 2021 annual meeting and until his successor is duly elected and qualified.
Our Corporate Governance Committee has recommended that we nominate Melvin C. Payne and James R. Schenck for re-election at our Annual Meeting to serve as our Class I directors for a new three-year term. Proxies may be voted for each of the Class I directors. The biography description for Mr. Payne and Mr. Schenck are included below.
The following table sets forth the name, age and title of the person who has been nominated for election as Class I directors and our other current directors.

Name	Age	Positions and Offices with Carriage, Director Since
Continuing Class I Directors
(If re-elected, term expires at 2021 Annual Meeting)
Melvin C. Payne	75	Chairman of the Board and Chief Executive Officer, 1991
James R. Schenck	51	Director, 2016

Class II Directors
(Term expires at 2019 Annual Meeting)
Barry K. Fingerhut	72	Director, 2012
Bryan D. Leibman	49	Director, 2015

Class III Director
(Term expires at 2020 Annual Meeting)
Donald D. Patteson, Jr.	72	Director, 2011

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. In particular, our Board seeks individuals who demonstrate:

•	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles,

•	Business and investment savvy, including an owner-oriented attitude and conviction that Carriage Services has evolved into a high value, superior investment platform, and

•	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.
Our Board unanimously recommends that you vote “FOR” the election of the Class I director nominees.
You may not cumulate your votes in the election of the Class I director nominees. You may withhold authority to vote for the nominee for director. If a nominee becomes unable to serve as a director before our Annual Meeting (or decides not to serve), the individuals named as proxies will vote, in accordance with instructions provided, for such other nominee as we may designate as a replacement or substitute, or our Board may reduce the size of the Board to eliminate the vacancy.
Described below are the principal occupations, positions and directorships for at least the past five years of our directors and director nominee, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or executive officers.

Melvin C. Payne, co-founder of Carriage, has been our Chief Executive Officer and a director since our inception in 1991, and our Chairman of the Board since December 1996.
Additional Qualifications: Mr. Payne brings to the Board his 25 years of experience as our Chief Executive Officer and proven management skills. Mr. Payne also has prior diverse industry and financial experience coupled with his personal leadership and founder’s vision for Carriage.
James R. Schenck has been the President and Chief Executive Officer of Pentagon Federal Credit Union (PenFed), one of the largest credit unions in the country, since 2014. Since 2011, he has been Executive Vice President at PenFed and President of its wholly owned subsidiary, PenFed Realty. He also currently serves as Chief Executive Officer of the PenFed Foundation which provides support to military, veterans and their families.
Additional Qualifications: Mr. Schenck brings a passion for entrepreneurial growth and merger and acquisition experience to our Board.
Barry K. Fingerhut has been the Chief Executive Officer and majority equity owner of Certification Partners, LLC, a developer and global distributor of vendor neutral IT content and certifications, since the fall of 2010. Prior to 2010, he focused much of his career investing in small capitalization companies in the for-profit education and training industry and financial services industry, as well as many other industries. Currently, he serves on a number of private company and non-profit Boards. Mr. Fingerhut also served on our Board for the period from 1995 through 1999.
Additional Qualifications: Mr. Fingerhut was selected to serve on our Board due to his past experience with Carriage and his extensive investment knowledge.
Bryan D. Leibman has been the President and Chief Executive Officer of Frosch Travel (FROSCH), a privately held global travel management company, since 2000. He is a certified physician who opted to pursue his passion for business and entrepreneurship by joining and leading his family’s successful travel business since 1998.
Additional Qualifications: Mr. Leibman brings entrepreneurial growth, merger and acquisition experience to our Board. We believe his vision and leadership at FROSCH brings to our Board development of an innovative and forward driving management style and commitment to core values in the services sector.
Donald D. Patteson, Jr. was the founder and, prior to its sale in June 2014, the Chairman of the Board of Directors of Sovereign Business Forms, Inc. (“Sovereign”), a consolidator in a segment of the printing industry. He also served as Chief Executive Officer of Sovereign from August 1996 until his retirement in August 2008. Prior to founding Sovereign, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts.
Additional Qualifications: Mr. Patteson brings to the Board his extensive experience as Chief Executive Officer and Chief Financial Officer in various industries, enabling him to provide the Board with executive and financial management expertise, as well as experience with major financial transactions. He also served on the Board of Directors of Rosetta Resources Inc. and Cal Dive International, Inc. until mid-year 2015.

EXECUTIVE MANAGEMENT
The following table sets forth the name, age and title of our Named Executive Officers as of the date of this Proxy Statement. Our Named Executive Officers serve at the discretion of our Board. There are no family relationships between any of our directors and Named Executive Officers. In addition, there are no arrangements or understandings between any of our Named Executive Officers and any other person pursuant to which any person was selected as an executive officer.
The following individuals were our Named Executive Officers for the fiscal year ended December 31, 2017:

Name	Age	Title
Melvin C. Payne	75	Chief Executive Officer, Chairman of the Board and Director
Mark R. Bruce	51	Executive Vice President and Chief Operating Officer
Paul D. Elliott	57	Senior Vice President and Regional Partner
Shawn R. Phillips	55	Senior Vice President and Head of Strategic and Corporate Development
Viki K. Blinderman	49	Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary
Carl B. Brink	36	Senior Vice President, Chief Financial Officer and Treasurer
The biographical information for Mr. Payne is located under “Proposal No. 1: Election of Class I Directors.”
Mark R. Bruce has been with Carriage since May 2005 and was promoted to Executive Vice President and Chief Operating Officer in February 2017. He had served as our Regional Partner-East since November 2010. Prior to his appointment as Regional Partner-East, Mr. Bruce served as our Director of Sales Support, Director of Support, Director of Training and Development and Regional Partner-Central. Prior to joining Carriage, Mr. Bruce served for 12 years in various sales and operational leadership roles with other public funeral and cemetery service companies. Mr. Bruce has a BA in International Studies from The American University and an MBA from Northern Illinois University.
Paul D. Elliott joined Carriage in September 2012 as our Regional Partner-West and was promoted to Senior Vice President in February 2017. Prior to joining Carriage, Mr. Elliott was Managing Director for Service Corporation International (SCI). From February 1995 to August 2012, Mr. Elliott held various management roles in sales, corporate and operations with SCI. From September 1984 to December 1994, Mr. Elliott was a partner in his family’s funeral home in Kansas. Mr. Elliott is a graduate of the University of Kansas and the Dallas Institute of Funeral Service.
Shawn R. Phillips has been with Carriage since September 2007 and was promoted to Senior Vice President, Head of Strategic and Corporate Development in February 2017. He had served as our Regional Partner-Central since June 2011 and our Regional Partner-West from 2007 to 2011. Prior to joining Carriage, Mr. Phillips served from 1983 to 2007 in various leadership and operational roles with other public funeral and cemetery service companies. From 1979 to 1983, Mr. Phillips worked for an independent funeral operator. Mr. Phillips is a licensed Funeral Director and Embalmer and a graduate of the Mortuary Science Program at Cypress College.
Viki K. Blinderman joined Carriage in May 2002 and was promoted to Senior Vice President and Principal Financial Officer in February 2017. She was appointed as the Secretary of the Company in May 2015 and Co-Chief Financial Officer in August 2015. Ms. Blinderman has served as our Chief Accounting Officer since September 2012. Ms. Blinderman also served as our Corporate Controller and held several other positions in the Company. Prior to joining Carriage, Ms. Blinderman served as the Chief Financial Officer of a privately-held litigation support company and practiced public accounting. Ms. Blinderman is a CPA and possesses a BBA and a MPA in Accounting from the University of Texas at Austin.
Carl B. Brink joined Carriage in January 2009 and was promoted to Senior Vice President and Chief Financial Officer in February 2017. He was appointed Principal Financial Officer in May 2015 and Co-Chief Financial Officer in August 2015. Mr. Brink has served as our Treasurer since January 2012. Mr. Brink also served as our Cash Supervisor from January 2009 through January 2012. Prior to joining Carriage, Mr. Brink served as the Cash Manager for International Paper in their Corporate Treasury group from 2006 to 2009. Mr. Brink has a BS in Finance from the University of Tennessee.

COMPENSATION DISCUSSION AND ANALYSIS
Carriage Services’ compensation program for its Named Executive Officers is unique to the Company’s identity as driven by our High Performance Culture. In order to better understand the decisions regarding our executive compensation program, this requires a brief look back into Carriage Services’ history and our High Performance Culture.
Our Mission Statement states that we are committed to being the most professional, ethical, and highest quality funeral and cemetery service organization in our industry, or simply stated as Being The Best, and has not changed since its inception in 1991, and neither have our Five Guiding Principles:

1.	Honesty, Integrity and Quality in All That We Do

2.	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

3.	Belief in the Power of People Through Individual Initiative and Teamwork

4.	Outstanding Service and Profitability Go Hand-in-Hand

5.	Growth of the Company Is Driven by Decentralization and Partnership
Carriage Services is on a Good To Great Journey that will never end. What is not explicitly stated is that in order to be great, the journey must be one of learning, adapting to change, and continuous improvement. What we have learned is that from 1991 to 2003, we were not aligned with our own Guiding Principles when we employed a “budget and control”, top-down management model for operating and consolidating the highly fragmented funeral and cemetery industry. Even after implementing a High Performance Standards Operating Model in 2004, our learning journey continued on how to even first become good at operating with High Performance Standards that do not change from year-to-year.
Since Carriage’s “New Beginning” in 2012, our Good To Great Journey of learning and continuous improving continues. Properly aligned, we always find ourselves returning to the Good To Great concepts of “First Who, Then What,” “Right People on the bus in the Right Seats (and the wrong people off the bus),” and the “Flywheel Effect,” as they remind us and reaffirm for us each and every time that the achieved quantitative results are not sustainable without the bedrock establishment of these qualitative Good To Great ideas that are deeply rooted into our High Performance Culture.
Therefore, the Company’s compensation program should also be aligned - beginning with how we think, the unique language we use internally, and leading directly into the actions we take - with our Mission Statement, Five Guiding Principles and Good To Great concepts driving our High Performance Culture. The key is first accepting and understanding that our High Performance Standards Operating Model is leadership-based (as opposed to the management focus required in a top-down, budget and control model). Much of our success emanates from being highly selective about leadership of the Company at all levels. We cannot stress enough that high performance quantitative results are not sustainable without establishing the qualitative foundation of the High Performance Culture first. We utilize a 4E Leadership Model (Energy, Energizes Others, Edge, Execute), initially developed by Jack Welch at General Electric, but tailored and evolved specifically to Carriage Services’ needs and culture, to select and continuously assess our leaders. Our compensation practices support and reinforce our ability to attract, retain and motivate these leaders.
4E Leaders have an entrepreneurial, winning, competitive spirit and want to make a difference in Carriage Services’ high performance culture and enrich our reputation within the funeral and cemetery industry. 4E Leaders are motivated by the recognition and rewards related to achievement of our Being The Best High Performance Standards. We expect our leaders to produce superior results and maximize long-term returns to our stockholders. Their compensation can vary based on the Company’s results and their contributions.
Carriage Services has always kept an open door and has openly invited investors, analysts and anyone who wishes to learn more about the Company, both in general and as a long-term value creation investment platform, and to observe the unique and complete transparency of our High Performance Culture.

Compensation Philosophy and Practices
Overall, we believe Carriage's executive compensation programs align our executive pay with Company operational and financial performance, as well as, support our short and long-term business objectives. The Compensation Committee consists entirely of independent Board members and is responsible for the approval and oversight of compensation, benefit plans and employment agreements affecting Carriage Services’ Named Executive Officers.
During 2017, the Compensation Committee continued to implement the executive compensation philosophy (the “Philosophy”), which was developed to formalize the strategy behind our executive compensation practices and to serve as an ongoing reference point for executive compensation decisions. The Philosophy has been developed based on our Being The Best Mission Statement and Five Guiding Principles and may be summarized in this manner:

•
to attract, motivate, and retain exceptional 4E Leadership talent that are leaders within our High Performance Culture senior leadership team (“First Who”). These leaders are expected to improve on the already industry leading operating performance through attracting and motivating individual business Managing Partners with 4E Leadership characteristics, enhance our best-in-class corporate support functions, and make sound decisions regarding long term stockholder value creation, particularly involving capital allocation (“Then What”);

•	to provide transparency between pay, commensurate with individual and team contribution, and our annual and long-term Company performance;

•	to motivate, reward, retain and reinvest in 4E Leadership that has established a proven record of success over time; and

•	to align senior leadership interests with what is best for the Company and thus, what is best for our stockholders.
In addition, the Philosophy outlines compensation practices that provide competitive overall compensation if performance objectives are achieved. Encouraging senior leadership to act as owners in Carriage is a critical concept of the compensation philosophy and as such, we have established stock ownership guidelines for our management. Due to their long term tenure and current ownership in Carriage, the majority of the leadership team have already complied with the stock ownership guidelines. The individual’s base salary is multiplied by the appropriate multiple as follows:
- 5x for Chairman of the Board/Chief Executive Officer
- 3x for President
- 2x for Regional Partners
- 1x for all other officers
Individual guidelines are based upon the base salary of the participant at the time the individual becomes subject to the guidelines and, as long as the covered individual remains in his or her position, the ownership guideline for such individual does not change as a result of changes in his or her base salary or normal fluctuations in the Company’s Common Stock price. However, these Guidelines may be amended at any time, with notification to the participants of changes that impact their individual ownership guideline.
What We Do
Pay for Performance

•
A significant portion of 2017 executive compensation, approximately 70% of the compensation paid to our NEOs, is performance-based and is tied to our financial performance over the intermediate to long-term period.

•
Our CEO’s 2017 annual cash incentive is weighted 100% towards objective financial goals for key financial performance metrics. Annual incentive amounts for other senior executives are determined by the CEO based on both individual contribution and company performance.

•
Our 2017 long-term incentive program is 100% at-risk, with 50% awarded in stock options and 50% awarded in performance shares tied to objective long-term operating and financial metrics that we believe will lead to significant stockholder value creation, if achieved.

Mitigate Risk

•
Carriage Services is principle-based in its unwavering beliefs and every day practices as reflected in our Five Guiding Principles. Our first Guiding Principle of “Honesty, Integrity and Quality in all that we do” requires that we hire and hold all employees, at all levels, accountable to this first Guiding Principle (as well as the other four Guiding Principles) at all times.

•	We have share ownership and trading guidelines for officers.

•	We have anti-hedging provisions as part of our insider trading policy, prohibiting our officers from hedging the risk of stock ownership by purchasing, selling or writing options on Company stock.

•	We have clawback provisions that permit the Board to pursue recovery of incentive payments if the payment would have been lower based on restated financial results.
Manage Dilution

•
We regularly evaluate share utilization levels within our long-term incentive plans and we manage the dilutive impact of stock-based compensation to appropriate levels. We estimate that the long term incentive equity that was granted for fiscal year 2017 was approximately equal to 1.5% of our shares outstanding on a pre-tax, post option exercise basis.

•
During 2017, we repurchased approximately 674,000 shares of our common stock with an aggregate cost of approximately $16.4 million and have repurchased 2.6 million shares or approximately 14% of our shares outstanding since the end of the second quarter of 2015.

What We Do Not Do

•	No supplemental retirement plans.

•	No repricing of underwater stock options.

•	No option exercise prices below 100% of fair market value on the date of grant.

•	No inclusion of long-term incentive awards in cash severance calculations.

•	No excise tax gross-ups upon change in control.
Consideration of Previous Stockholder Advisory Vote
At our 2017 Annual Meeting of Stockholders, held on May 17, 2017, management’s proposal to ratify our Named Executive Officer compensation programs for 2016 passed, with approximately 81% of all votes cast supporting it. Although, our stockholders supported our compensation program, our goal is to achieve a stronger approval rating, and as such, we have taken a number of steps to address stockholder concerns, including:

1.
Ms. Blinderman and Mr. Brink continue to conduct outreach efforts with current and prospective stockholders. We held approximately 150 meetings with current or prospective stockholders in 2017 where executive compensation and corporate governance issues were available to be discussed.

2.
In regards to outreach prior to the 2017 Annual Meeting, Ms. Blinderman and Mr. Brink contacted stockholders representing approximately 60% of shares outstanding (as of April 2017). Those that responded that did hold telephonic or in person meetings with management discussed topics that included executive compensation, board structure and involvement, performance measures and other topics.

The feedback from our stockholder engagement has been positive. More specifically, our long-term grants weighted towards performance measures has been particularly attractive and in alignment with stockholder interests. We also drafted this Compensation Discussion and Analysis to better explain the elements and quantitative measures of our incentive plan for 2017 and as it relates to the uniqueness of our Company culture.
While the stockholder vote to ratify our executive compensation is non-binding and advisory, we will continue to strive to understand and respond to stockholder feedback. We also invite and encourage our stockholders to learn more about what makes Carriage Services and its High Performance Culture so unique and transparent in its culture, practices and operations.
Elements of Compensation
Each element of our executive compensation program for Named Executive Officers has been designed to align with our Philosophy and with Carriage's goal of growing the intrinsic per share value for our long term stockholders through disciplined and consistent high level execution of our three core models (Standards Operating, Strategic Acquisition and 4E Leadership).
The Philosophy, which first begins with our belief in the Good To Great concept of “First Who, Then What,” defines the “Right Who” to be someone who inherently “already possesses 4E Leadership characteristics as a starting point and that believes in and is completely aligned with our Mission Statement and Five Guiding Principles.
The Compensation Committee uses internal equity to determine the compensation for positions that are unique or difficult to benchmark against market data. Internal equity is also considered in establishing compensation for positions considered to be equivalent in responsibilities and importance, especially where precise external data is not available.

The allocation between cash and equity compensation and between short-and long-term incentives, was determined based on the discretion of the Compensation Committee. The ultimate allocation will depend on our future performance and future changes in our share price. If vesting targets are achieved, it is likely that a substantial percentage of the amount realized will be from long-term, equity-based incentives, which is consistent with our philosophy and our commitment to long-term value creation to our stockholders. We believe the elements of our compensation create incentives for the executives to take actions and make decisions that will benefit us over a long-term time period.
Compensation designed for our executive officers consisted of:

Pay Element	Description	Purpose

Base Salary	Fixed compensation, subject to annual review and changed due to responsibility, performance, and strategic performance.	Provide competitive base pay to hire and retain key talent, the “Right Who’s,” with the desired 4E Leadership qualities. Reflect roles, responsibilities, experience and performance.
Short-Term Incentives
Annual cash performance payment. For Mr. Payne, this award is conditioned upon achieving objective performance targets though may incorporate a subjective component. For all other Named Executive Officers, this award varies to the degree we achieve our annual financial, operational and strategic performance and to the extent to which the executive officer contributes to the achievement.

Provide market competitive cash incentive opportunities that will motivate our executives to achieve and exceed financial goals that support our Being The Best High Performance Standards.

Align management and stockholder interests by linking pay and performance.

Long-Term Incentives
Restricted Stock:  Time-based awards vesting over a minimum of three years.

Stock Options:  The executive only realizes the potential appreciation in our stock price above the exercise price for stock options

Performance Shares: The number of performance shares earned by an executive officer, if any, is based on performance over a multi-year period against specific financial and performance goals.

Provide market competitive equity award opportunities that will align executive interests with our stockholders.

Encourage executive share ownership.

Encourage retention of executives who enhance our High Performance Culture consistent with our Good To Great Journey.

Motivate executives to deliver long-term sustained growth and strong total stockholder return.

Retirement and Other Benefits
Group health and welfare benefit programs and tax-qualified retirement plans, except that our Named Executive Officers cannot participate in our Employee Stock Purchase Program. Mr. Payne, our Chief Executive Officer is reimbursed annually for life insurance premiums of up to $25,000. Named Executive Officers are reimbursed for executive physical and club dues.
Provide for current and future needs of the executives and their families. Enhances recruitment and retention.
Post-Termination Compensation
Certain of our Named Executive Officers are party to an employment agreement to which they will be entitled to severance payments upon termination without cause during the term of the agreement or resignation for “good reason” during the twenty-four month period following a “corporate change.”
Enhances retention and attraction of management by providing employment protection.
Carriage maintains compensation programs in full alignment with our High Performance Culture. We regularly review how our levels of compensation align with performance and how our mix of pay (base salary versus annual cash incentives and long-term incentives) will allow us to attract and retain 4E Leaders, while motivating these leaders to execute upon both annual and long-term goals.

CEO Compensation
The Compensation Committee believes that the average annual total compensation for the Chief Executive Officer of $2.9 million over the past five years and any additional realized compensation from the increase in equity value is commensurate with the high level of operating and financial performance by Carriage.
The charts below depict the 2017 mix of total direct compensation (base salary, cash incentive bonus and long-term equity-based incentives) for our CEO and Chairman and other Named Executive Officers as a whole. A significant portion of the 2017 compensation of our Named Executive Officers is considered at-risk and is directly affected by our financial results and stock price, both in the amount of total cash compensation earned and the value of outstanding long-term equity awards. As such, 74% of the CEO’s total direct compensation and, on average, 68% of our other NEO’s total direct compensation, is variable and directly affected by both the Company’s and each NEO’s performance.
Compensation Evaluation Process
Our Compensation Committee has final approval regarding recommendations of executive officer compensation. Mr. Payne’s role as our Chairman of the Board and Chief Executive Officer in determining executive compensation is to make compensation recommendations for those other than himself based on his assessment of the individual performance of each executive officer in relation to our overall Company performance. Management’s role in determining executive compensation includes:

•
developing, summarizing and presenting information and analyses to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•	attending our Compensation Committee’s meetings as requested in order to provide information, respond to questions and otherwise assist our Compensation Committee;

•
developing recommendations for individual executive officer bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the cash incentive bonus plans; and

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval.
Given our unique organizational culture and the particular sector in which we belong, there are few direct, public company peers. In the past, it had been our practice to review market compensation and peer group data annually and to combine the results of the market analysis with our review of the roles and responsibilities of each of our executive positions in order to determine competitive pay levels for each Named Executive Officer of the Company.

During 2017, the Compensation Committee did not engage an independent, third party compensation consultant or use peer group data. However, the Committee retains the right to hire a compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement. Instead, our senior leadership worked with the Committee on a compensation program that is aligned with and tailored to the uniqueness of Carriage Services’ High Performance Culture.
To further our own learning and understanding of how to better approach a simple and transparent compensation plan that was appropriate and commensurate with our own identity of high performance, we reviewed internal, historical compensation trend data for executive and senior leadership over the last five years. Over the past few years our executive and senior leadership team, known as the Operations Strategic Growth & Leadership Team (OSGLT), became smaller, but improved in its leadership and qualitative effectiveness which we believe had a direct correlation with the Company’s continuously improving quantitative performance results over this same time period.
Our internal analysis and recommendation was then presented to the Compensation Committee for review and approval.
CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform Consumer Protection Act, and Item 402(u) of Regulation S-K, the following items are discussed below: (i) the median of the annual total compensation of all employees, excluding Mr. Payne, our CEO; (ii) the annual total compensation of our CEO; and (iii) the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO. This information is intended to provide shareholders with a company-specific metric that can assist in their evaluation of our Company’s executive compensation practices.
To identify the median of the total annual compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

1.
We determined that as of December 31, 2017, our employee population consisted of approximately 2,403 individuals with all of these individuals located in the United States. This population consisted of 1,063 full-time and 1,340 part- time employees. Our part-time employees are an integral part of our business and due to our industry, are dedicated members of our community, but may only work on a very limited, as requested basis. We selected December 31, 2017, which is in the last three months of our most recent fiscal year, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

2.
To determine the “median employee” from our employee population, we examined the amount of salary, bonus, wages and other taxable income items of our employees as reported by us to the Internal Revenue Service on Form W-2 for 2017. The “median employee’s” annual total compensation included the Company matching amount provided in our Section 401(k) employee savings plan. In making the determination, we annualized the compensation of approximately 445 employees who were hired in 2017, but did not work for us the entire fiscal year. This population consisted of 179 full-time and 266 part-time employees.

3.
We determined our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. Since all of our employees are located in the United States, as is our CEO, we did not make any cost of living adjustments when identifying the “median employee.”

4.
Once we determined our median employee, we combined all of the elements of such employee’s compensation for 2017 in accordance of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of approximately $12,900.

5.	With respect to the annual compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2017 Summary Compensation Table included in the Proxy Statement.

6.
There has been no major change in our employee population or our employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

For the fiscal year ended December 31, 2017:

•	The median employee is an Ambassador in the community, working on an as needed or by request basis, proactively participating in civic and community events that create a lasting heritage;

•	The median annual total compensation of all employees of our Company (other than our CEO) was approximately $12,900; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement was $2,741,869.
Based on this information, for 2017, the ratio of the annual total compensation of Mr. Payne to the annual total median compensation of all other employees was 213 to 1.

2017 Base Salaries
The base salary for each of our executive officers is determined on an individual basis, taking into account such factors as the duties, experience and levels of responsibility of the executive. Base salaries for our Named Executive Officers, are evaluated annually and adjustments are approved by our Compensation Committee based on its evaluation of individual performance.
Our Compensation Committee approved the following annual base salaries of our Named Executive Officers:

Named Executive Officers	2016	2017
Melvin C. Payne	$670,000	$700,000
Mark R. Bruce	$310,000	$400,000
Paul D. Elliott	$290,000	$310,000
Shawn R. Phillips	$280,000	$310,000
Viki K. Blinderman	$250,000	$280,000
Carl B. Brink	$210,000	$280,000
2017 Annual Cash Incentive Bonuses
Melvin C. Payne, Chief Executive Officer
The annual cash incentive bonus for performance during fiscal year 2017 for Mr. Payne was based on previously established metrics. The quantitative metrics, deemed the Performance Bonus, are Adjusted Basic Free Cash Flow per Share (weighted 30%) and Adjusted Consolidated EBITDA Margin (weighted 70%) of which specific performance metrics are noted below. The funeral and cemetery industry produces high amounts of Free Cash Flow in conjunction with high percentages of EBITDA Margin, hence we changed a performance metric in 2017 to Free Cash Flow per Share to align performance assessment to the controllable operations of the Company.
During 2017, the goal of the annual cash incentive bonus is only stated at Target and Threshold. Any other short-term incentive award including, but not limited to, other qualitative factors such as 4E leadership development, deemed the Discretionary Bonus, is separate and at the discretion of the Compensation Committee up to a $1,000,000 maximum payout for the combined total of the Performance plus the Discretionary Bonus pursuant to the terms of our Carriage Services, Inc. 2006 Plan (the “2006 Plan”), our 2017 Omnibus Incentive Plan (the “2017 Plan”) or any future plan approved by the stockholders. Target achievement is based on 100% of Mr. Payne’s 2017 salary. During 2017, Mr. Payne’s employment agreement was amended to allow for changes and to better align these and future goals with the interests of the Company and the stockholders.
The table below sets forth the 2017 base salary for Mr. Payne and Target of the annual cash incentive bonus proposed for 2017.

Named Executive Officer	Annual Base Salary	Threshold(1)	Target(1)	Maximum(1)
Melvin C. Payne	$700,000	$350,000	$700,000	$1,000,000
Proposed Target as a Percentage of Salary		50%	100%	n/a
Adjusted Basic Free Cash Flow Per Share(2)		$2.78	$3.00	n/a
Adjusted Consolidated EBITDA Margin(2)		29.5%	30.1%	n/a

(1)
The 2017 base salary for Mr. Payne was approved by the Compensation Committee on February 15, 2017. The Threshold, Target and Maximum performance levels for Mr. Payne’s proposed 2017 annual cash incentive bonus was approved by the Compensation Committee on March 21, 2017. Maximum is subject to a maximum payout of $1,000,000 pursuant to the terms of our 2006 Plan, under which it was granted.

(2)
Adjusted Basic Free Cash Flow Per Share and Adjusted Consolidated EBITDA Margin are Non-GAAP financial measures that management believes are important measures for understanding the Company’s overall operational and financial results. For a reconciliation of these measures, see Appendix C - Non-GAAP Financial Measures.

Calculation of Chief Executive Officer Annual Incentive Bonus

	Weight	Target	Achievement	Actual Bonus	Achievement of Target
Adjusted Basic Free Cash Flow Per Share(1)	30%	$210,000	$2.28	$—	—%
Adjusted Consolidated EBITDA Margin(1)	70%	$490,000	26.6%	$—	—%
Discretionary Bonus				$450,000
Actual cash incentive bonus paid				$450,000

(1)
Adjusted Basic Free Cash Flow Per Share and Adjusted Consolidated EBITDA Margin are Non-GAAP financial measures that management believes are important measures for understanding the Company’s overall operational and financial results. For a reconciliation of these measures, see Appendix C - Non-GAAP Financial Measures.

Even though the Company did not achieve the specific 2017 annual performance metrics, determined at the beginning of 2017, the Board believes Mr. Payne earned an incentive payout based on underlying performance of the Company during the year.  The trends throughout our Same-Store Funeral operations including increased contract volumes and revenue, as well as growth in Standards Achievement in our Market Share Standard is a significant indicator of strong operational execution. The Board was also encouraged with the continued progress of integration in our Acquired Funeral portfolio and the focus and improvement of the right quality of staff to execute Cemetery sales. Qualitatively, the Board has observed the growth, strength and alignment of the leadership team, especially with the addition of two new leaders to the Operations and Strategic Growth Leadership team. The Compensation Committee reviewed the recommendation and agreed with the proposal at the recommended amount.
Other Named Executive Officers
The 2017 cash incentive bonus for Messrs. Bruce, Elliott, Phillips, Brink and Ms. Blinderman was determined at the Compensation Committee meeting held in February 2017 and was based upon a previously established bonus Target as a percentage of base salary in addition to individual contribution and Company financial and operational performance results during 2017. Mr. Payne recommended the annual cash incentives for 2017 for these individuals based on their growth during 2017 as future senior leaders of the Company and the higher than Target recommendations were approved by the Compensation Committee at the meeting referenced above.
The table below sets forth the 2017 base salary, the incentive bonus targets and the actual incentive bonus payments, and as a percentage of base salary, for Messrs. Bruce, Elliott, Phillips, Brink and Ms. Blinderman.

			Individual 2017 Bonus Paid(2)
Named Executive Officers	Annual Base Salary	Target(1)	Amount Paid	% of Salary
Mark R. Bruce	$400,000	60%	$160,000	40%
Paul D. Elliott	$310,000	50%	$100,000	32%
Shawn R. Phillips	$310,000	50%	$140,000	45%
Viki K. Blinderman	$280,000	50%	$130,000	46%
Carl B. Brink	$280,000	50%	$130,000	46%

(1)	Target is based on a percentage of base salary in effect in 2017.

(2)	Actual cash incentive bonus paid in 2018 for performance in 2017.
2017 Long-Term Equity-Based Incentives
During 2017, we had two stock benefits plans in effect, the 2006 Plan and the 2017 Plan. Under the 2006 plan, we have previously granted our Named Executive Officers restricted stock, stock options, cash-based performance units and performance-based stock awards. The 2006 Plan was terminated upon the approval of the 2017 Plan at our Annual Meeting on May 17, 2017. The termination of the 2006 Plan does not affect the awards previously issued and outstanding. During 2017, we granted our Named Executive Officers stock options and performance-based stock awards from the 2006 Plan.
Annual Long-Term Incentive Grants
Restricted stock, stock options and performance awards are awarded by our Compensation Committee after consideration of each individual's performance toward our recent goals, as well as expected contributions to our long-term success. The fair value of the performance awards is determined using a Monte-Carlo simulation pricing model. Our Compensation Committee believes that these forms of equity ownership help align the executive’s interests closely with those of our stockholders and incentivize our executives to contribute to the long-term growth and success of Carriage.

For the 2017 grant, all long-term incentive awards granted are tied to the future performance of the Company, support our High Performance Culture and align with long-term value creation interests for our stockholders. The following chart describes the 2017 grant of which only stock options and performance awards were granted.
On March 21, 2017, our Named Executive Officers were granted the following:

Long-Term Incentive Element	Grant	Vesting Period/Term	Exercise Price

Stock Options	50% of Target	20% over 5 years 10 year term	$26.54
Performance Awards	50% of Target
These awards will vest (if at all) on December 31, 2021 provided that certain criteria surrounding the 2021 Adjusted Consolidated EBITDA Margin and Adjusted Consolidated EBITDA is achieved and the individual has remained continuously employed by the Company through such date.

The Adjusted Consolidated EBITDA Margin performance represents 50% of the award and the Adjusted Consolidated EBITDA performance represents 50% of the award.

Adjusted Consolidated EBITDA:
Threshold = 30.2% (50% of shares)
Target = 31.2% (100% of shares)
Maximum = 32.2% (200% shares)
Linear interpolation between threshold to target and target to maximum.

*Non-GAAP adjustments can be no greater than 5% of GAAP EBITDA in 2021.

Adjusted Consolidated EBITDA:
(M=million)
Threshold = $95M(50% of shares)
Target = $110M (100% of shares)
Maximum = $125M (200% shares)
Linear interpolation between threshold to target and target to maximum.

On both measures, to be eligible to earn an award above Target, the weighted average rate of return for all capital allocation decisions greater than $1M made in 2017 must be greater than or equal to our weighted average cost of capital plus 400 bp at the end of 2021.

Our Compensation Committee believes that these elements of our long-term incentive program properly align long-term management’s compensation with the Company’s compensation philosophy and our mission of maximizing value per share for long-term stockholders. This program allows for more simplicity in structure and the transparency for management to focus on what they can control.
More detailed information regarding the long-term incentive grant is set forth in Note 17, Stockholder's Equity, to the Consolidated Financial Statements in our 2017 Annual Report on Form 10-K.
Our Compensation Committee established 2017 long-term incentive targets for our Named Executive Officers, as shown in the table below based on the Committee's judgment and the individual's contribution to our performance:

	2017 Annual Base Salary	2017 Annual Long-Term Incentive Target
Named Executive Officers		% of base salary	Target amount
Melvin C. Payne	$700,000	200%	$1,400,000
Mark R. Bruce	$400,000	175%	$700,000
Paul D. Elliott	$310,000	150%	$465,000
Shawn R. Phillips	$310,000	150%	$465,000
Viki K. Blinderman	$280,000	150%	$420,000
Carl B. Brink	$280,000	150%	$420,000

The following table sets forth information regarding the long-term incentive grant to our Named Executive Officers in 2017:

Named Executive Officers	Stock Options	Performance Awards
Melvin C. Payne	116,100	26,380
Mark R. Bruce	58,100	13,190
Paul D. Elliott	38,600	8,770
Shawn R. Phillips	38,600	8,770
Viki K. Blinderman	34,900	7,920
Carl B. Brink	34,900	7,920
Executive Compensation Policies and Practices as they relate to our Risk Management
Our Compensation Committee reviews annually the principal components of executive compensation. Our Compensation Committee believes that these cash incentive plans appropriately balance risk, payment for performance and the desire to focus executives on specific financial and leadership measures that promote long-term value creation per share. As a result, our Compensation Committee has made a determination that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Tax and Accounting Considerations
For compensation in excess of $1 million, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally limits our ability to take a federal income tax deduction for compensation paid to our Chief Executive Officer and the next three most highly compensated executive officers other than our principal financial officer, except for qualified performance-based compensation. In addition, for tax years beginning after December 31, 2017, the Tax Cuts and Jobs Act, among other things, expands who is a covered employee, and eliminates the qualified performance-based exception except with respect to compensation that meets a grandfather rule for compensation subject to a binding written contract in effect on November 2, 2017, and that is not materially modified. Our Compensation Committee does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes.
We recognize compensation expense in an amount equal to the fair value of the share-based awards over the period of vesting. Fair value is determined on the date of the grant. The fair value of options is determined using the Black–Scholes valuation model. The fair value of the performance awards tied to relative stockholder return is determined using a Monte-Carlo simulation pricing model.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During 2017, Messrs. Fingerhut, Leibman, Patteson and Schenck served on our Compensation Committee. None of Messrs. Fingerhut, Leibman, Patteson and Schenck has at any time been an officer or employee of our Company nor had any substantial business dealings with us. None of our Named Executive Officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Carriage Services, Inc. has reviewed and discussed Carriage Services, Inc.’s Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of Carriage Services, Inc. that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.
Compensation Committee
Barry K. Fingerhut, Chairman
Bryan D. Leibman
Donald D. Patteson, Jr.
James R. Schenck

April 4, 2018

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information regarding the compensation for the fiscal years ended December 31, 2017, 2016 and 2015, with respect to our Named Executive Officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Melvin C. Payne	2017	$700,000	$450,000	$700,125	$828,362	$63,382(3)	$2,741,869
Chief Executive Officer and	2016	$670,000	$700,000	$381,986	$327,518	$45,357	$2,124,861
Chairman of the Board	2015	$645,000	$450,000	$—	$563,810	$37,183	$1,695,993
Mark R. Bruce	2017	$400,000	$160,000	$350,063	$414,537	$20,597(4)	$1,345,197
Executive Vice President and	2016	$310,000	$180,000	$123,772	$103,574	$—	$717,346
Chief Operating Officer	2015	$290,000	$145,000	$—	$225,524	$—	$660,524
Paul D. Elliott	2017	$310,000	$100,000	$232,756	$275,407	$26,313(5)	$944,476
Senior Vice President and	2016	$290,000	$150,000	$115,236	$96,856	$—	$652,092
Regional Partner	2015	$275,000	$140,000	$—	$214,248	$—	$629,248
Shawn R. Phillips	2017	$310,000	$140,000	$232,756	$275,407	$22,883(6)	$981,046
Senior Vice President and	2016	$280,000	$150,000	$110,968	$93,497	$—	$634,465
Head of Strategic and Corporate Development	2015	$270,000	$135,000	$—	$197,334	$—	$602,334
Viki K. Blinderman	2017	$280,000	$130,000	$210,197	$249,008	$—	$869,205
Senior Vice President, Principal Financial Officer,	2016	$250,000	$125,000	$81,092	$67,183	$—	$523,275
Chief Accounting Officer and Secretary	2015	$240,000	$110,000	$—	$140,952	$—	$490,952
Carl B. Brink	2017	$280,000	$130,000	$210,197	$249,008	$21,986(7)	$891,191
Senior Vice President,	2016	$210,000	$125,000	$66,154	$55,986	$—	$457,140
Chief Financial Officer and Treasurer	2015	$170,000	$80,000	$—	$124,038	$—	$374,038

(1)
Reflects the grant date fair value of the performance-based stock awards calculated in accordance with FASB ASC Topic 718. The value of the performance-based stock awards granted during 2017 was $26.54 per share on March 21, 2017, which reflects the stock price on the date of grant. The award will vest (if at all) on December 31, 2021 provided that certain criteria surrounding Adjusted Consolidated EBITDA (Adjusted Earnings Before Interest Tax Depreciation and Amortization) and Adjusted Consolidated EBITDA Margin performance is achieved and the Reporting Person has remained continuously employed by Carriage through such date. The Adjusted Consolidated EBITDA performance represents 50% of the award and the Adjusted Consolidated EBITDA Margin performance represents 50% of the award. The assumptions made in the valuation of these awards are set forth in Note 17, Stockholder’s Equity, to the Consolidated Financial Statements in our 2016 Annual Report on Form 10-K.

(2)
Reflects the grant date fair value of the options granted in the respective fiscal year, computed in accordance with FASB ASC Topic 718. The value of the stock options granted during 2017 was $7.13 per share calculated using the Black–Scholes pricing method on March 21, 2017, the date of grant. The assumptions made in the valuation of these awards are set forth in Note 17, Stockholder’s Equity, to the Consolidated Financial Statements in our 2017 Annual Report on Form 10-K.

(3)
Reflects reimbursement of life insurance premiums for Mr. Payne where Carriage was not named the beneficiary totaling $25,000, reimbursement of club dues totaling $2,150, fringe benefits of $20,668, 401(k) matching contributions totaling $12,127 and $3,437 of dividends on unvested restricted stock.

(4)	Reflects fringe benefits of $15,195 and 401(k) matching contributions of $5,402.

(5)	Reflects fringe benefits of $19,474 and 401(k) matching contributions of $6,839.

(6)	Reflects fringe benefits of $16,125 and 401(k) matching contributions of $6,758.

(7)	Reflects fringe benefits of $12,933 and 401(k) matching contributions of $9,054.

Grants of Plan-Based Awards in 2017
During 2017, we maintained two stock benefits plans; the 2006 Plan and the 2017 Plan. During 2017, we granted our Named Executive Officers stock options and performance-based stock awards from the 2006 Plan. The following table sets forth information regarding these grants:

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target ($)	Maximum ($)
Melvin C. Payne	3/21/2017	—	—	—	26,380	$700,125	$1,400,250	—	116,100	$26.54	$1,528,487
Mark R. Bruce	3/21/2017	—	—	—	13,190	$350,063	$700,125	—	58,100	$26.54	$764,600
Paul D. Elliott	3/21/2017	—	—	—	8,770	$232,756	$465,512	—	38,600	$26.54	$508,163
Shawn R. Phillips	3/21/2017	—	—	—	8,770	$232,756	$465,512	—	38,600	$26.54	$508,163
Viki K. Blinderman	3/21/2017	—	—	—	7,920	$210,197	$420,394	—	34,900	$26.54	$459,205
Carl B. Brink	3/21/2017	—	—	—	7,920	$210,197	$420,394	—	34,900	$26.54	$459,205

(1)
Reflects the grant date fair value of the performance-based stock awards calculated in accordance with FASB ASC Topic 718. The value of the performance-based stock awards granted during 2017 was $26.54 per share on March 21, 2017, which reflects the stock price on the date of grant. The award will vest (if at all) on December 31, 2021 provided that certain criteria surrounding Adjusted Consolidated EBITDA (Adjusted Earnings Before Interest Tax Depreciation and Amortization) and Adjusted Consolidated EBITDA Margin performance is achieved and the Reporting Person has remained continuously employed by Carriage through such date. The Adjusted Consolidated EBITDA performance represents 50% of the award and the Adjusted Consolidated EBITDA Margin performance represents 50% of the award.

(2)
These are stock options that vest over five years. Grant date fair value for the stock options is the number of options, multiplied by the option value on the grant date (calculated in accordance with FASB ASC 718), which was $7.13 per share on March 21, 2017, the date of grant. The assumptions made in the valuation of these awards are set forth in Note 17, Stockholder's Equity, to the Consolidated Financial Statements in our 2017 Annual Report on Form 10-K.

(3)	Reflects the grant date fair value of the performance-based stock awards at Target and the grant date fair value of the option awards.
Employment Agreements
During 2017, Mr. Payne was a party to an employment agreement (the “Employment Agreement”) with us that generally governed the terms of his employment. The Employment Agreement establishes, among other things, (a) a minimum base salary, (b) target bonus payouts (expressed as a percentage of base salary), and (c) post-termination payments in certain scenarios.
On March 21, 2017, we entered into a Second Amendment to the Employment Agreement with Mr. Payne, which generally modifies the structure of the annual bonus award(s) that may be payable to Mr. Payne under the Employment Agreement. More specifically, pursuant to the Second Amendment, Mr. Payne may be eligible to receive an annual performance-based incentive award that is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, as amended, as well as an annual discretionary bonus award, as determined in the discretion of the Compensation Committee of the Company’s Board of Directors. For tax years beginning after December 31, 2017, the Tax Cuts and Jobs Act, among other things, expands who is a covered employee, and eliminates the qualified performance-based exception except with respect to compensation that meets a grandfather rule for compensation subject to a binding written contract in effect on November 2, 2017, and that is not materially modified.
On May 12, 2017, we entered into a Third Amendment to the Employment Agreement with Mr. Payne, which provides for a “double trigger” arrangement such that the voluntary termination by Mr. Payne of his employment pursuant to Section 2.3(b) (not for Good Reason, as defined in the Employment Agreement) at any time will automatically result in the termination of all further compensation and benefits as of the effective date of Mr. Payne’s employment termination, including unvested awards. The Company will, however, remain required to pay that portion of Mr. Payne’s base salary accrued through the date on which his employment was terminated as well as all benefits payable under the governing provisions of any benefit plan or program of the Company in which Mr. Payne participated at his employment termination date.
In addition, Messrs. Bruce, Elliot and Phillips are each party to an employment agreement which establishes, among other things, (a) a minimum base salary for each individual and (b) post-termination payments in certain scenarios. Ms. Blinderman and Mr. Brink are not party to an employment agreement. For a description of the post-termination benefits provided for under the Agreements and the Employment Agreement, see “Executive Compensation-Potential Payments Upon Termination or Change-in-Control,” further discussed herein.

Outstanding Equity Awards at Fiscal Year-End
Awards Outstanding at December 31, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- Exercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)(2)	Market Value of Shares of Stock that Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
Melvin C. Payne	3,284	—	—	$5.70	2/28/2021	12,500	$321,375	—		$—
	100,000	—	—	$16.73	5/22/2018	—	—	—		$—
	100,000	—	—	$20.49	3/3/2019	—	—	—		$—
	66,667	33,333	—	$22.58	2/24/2022	—	—	—		$—
	11,700	46,800	—	$20.06	2/23/2026	—	—	17,900	(4)	$382,122
	—	116,100	—	$26.54	3/21/2027	—	—	26,380	(5)	$700,125
Mark R. Bruce	17,530	—	—	$4.78	5/18/2020	—	—	—		$—
	17,913	—	—	$5.70	2/28/2021	—	—	—		$—
	26,289	—	—	$5.94	3/5/2022	—	—	—		$—
	30,000	—	—	$16.73	5/22/2018	—	—	—		$—
	40,000	—	—	$20.26	2/25/2019	—	—	—		$—
	26,667	13,333	—	$22.58	2/24/2022	—	—	—		$—
	3,700	14,800	—	$20.06	2/23/2026	—	—	5,800	(4)	$123,744
	—	58,100	—	$26.54	3/21/2027	—	—	13,190	(5)	$350,063
Paul D.Elliott	30,000	—	—	$16.73	5/22/2018	—	—	—		$—
	35,000	—	—	$20.26	2/25/2019	—	—	—		$—
	25,333	12,667	—	$22.58	2/24/2022	—	—	—		$—
	3,460	13,840	—	$20.06	2/23/2026	—	—	5,400	(4)	$115,204
	—	38,600	—	$26.54	3/21/2027	—	—	8,770	(5)	$232,756
Shawn R. Phillips	17,913	—	—	$5.70	2/28/2021	—	—	—		$—
	22,674	—	—	$5.94	3/5/2022	—	—	—		$—
	25,000	—	—	$16.73	5/22/2018	—	—	—		$—
	30,000	—	—	$20.26	2/25/2019	—	—	—		$—
	23,333	11,667	—	$22.58	2/24/2022	—	—	—		$—
	3,340	13,360	—	$20.06	2/23/2026	—	—	5,200	(4)	$111,020
	—	38,600	—	$26.54	3/21/2027	—	—	8,770	(5)	$232,756
Viki K. Blinderman	15,000	—	—	$16.73	5/22/2018	—	—	—		$—
	25,000	—	—	$20.26	2/25/2019	—	—	—		$—
	16,667	8,333	—	$22.58	2/24/2022	—	—	—		$—
	2,400	9,600	—	$20.06	2/23/2026	—	—	3,800	(4)	$81,044
	—	34,900	—	$26.54	3/21/2027	—	—	7,920	(5)	$210,197
Carl B. Brink	10,000	—	—	$16.73	5/22/2018	—	—	—		$—
	12,000	—	—	$20.26	2/25/2019	—	—	—		$—
	14,667	7,333	—	$22.58	2/24/2022	—	—	—		$—
	2,000	8,000	—	$20.06	2/23/2026	—	—	3,100	(4)	$66,142
	—	34,900	—	$26.54	3/21/2027	—	—	7,920	(5)	$210,197

(1)
The unexercisable stock options expiring February 24, 2022 vested fully on February 24, 2018. The unexercisable stock options expiring February 23, 2026 vest one fourth each on February 23, 2018, February 23, 2019, February 23, 2020 and February 23, 2021. The unexercisable stock options expiring March 21, 2027 vest one fifth each on March 21, 2018, March 21, 2019, March 21, 2020, March 21, 2021 and March 21, 2022.

(2)	The shares of restricted stock vested fully on March 3, 2018.

(3)	Calculated using the closing price of our Common Stock on December 29, 2017, which was $25.71 per share.

(4)
The awards will vest (if at all) on December 31, 2020 provided that certain criteria surrounding Adjusted Consolidated EBITDA (Adjusted Earnings Before Interest Tax Depreciation and Amortization) and Relative Stockholder Return performance is achieved and the Reporting Person has remained continuously employed by Carriage through such date.

(5)
The award will vest (if at all) on December 31, 2021 provided that certain criteria surrounding Adjusted Consolidated EBITDA (Adjusted Earnings Before Interest Tax Depreciation and Amortization) and Adjusted Consolidated EBITDA Margin performance is achieved and the Reporting Person has remained continuously employed by Carriage through such date.

Option Exercises and Stock Vested During 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting(3)
Melvin C. Payne	—	$—	12,500	$322,250
Mark R. Bruce	—	$—	—	$—
Paul D. Elliott	30,000(1)	$202,489	—	$—
Shawn R. Phillips	—	$—	—	$—
Viki K. Blinderman	—	$—	—	$—
Carl B. Brink	—	$—	—	$—

(1)	Mr. Elliot exercised 3,217 options on September 8, 2017 and 26,783 options on September 11, 2017. He sold 19,771 of these exercised options to partially cover payment of the option exercise price.

(2)	Mr. Payne’s vesting includes 5,150 shares withheld to pay taxes on March 3, 2017.

(3)	Value realized on vesting is calculated using the market close price on the date that the shares vested.
Pension Benefits
We do not sponsor a pension plan.
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans
We do not sponsor any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control
The following table sets forth the amounts that would have been payable to certain of our Named Executive Officers under the scenarios for death, disability, retirement, termination without cause or good reason or a corporate change had such scenarios occurred on December 31, 2017. This table does not include accrued vacation. Amounts reported with respect to equity-based awards are reported assuming the closing price of our Common Stock on December 29, 2017 of $25.71 per share.

Event	Melvin C. Payne	Mark R. Bruce	Paul D. Elliott	Shawn R. Phillips
Death, Disability or Retirement
Annual incentive award(1)	$700,000	$240,000	$155,000	$155,000
Equity awards(2)	593,764	77,129	85,806	79,964
Total	$1,293,764	$317,129	$240,806	$234,964
Termination without cause (without a Corporate Change)
Cash severance(3)	$2,030,000	$600,000	$465,000	$465,000
Benefit continuation(4)	74,974	35,677	37,487	24,104
Annual incentive award(5)	—	240,000	155,000	155,000
Total	$2,104,974	$875,677	$657,487	$644,104
Corporate Change (without termination of employment)
Equity awards(6)	$321,375	$—	$—	$—
Total	$321,375	$—	$—	$—
Termination following a Corporate Change
Cash severance(7)	$2,800,000	$600,000	$465,000	$465,000
Benefit continuation(8)	74,974	71,354	74,974	48,208
Annual incentive award(9)	—	240,000	155,000	155,000
Equity awards(10)	593,764	77,129	85,806	79,964
Total	$3,468,738	$988,483	$780,780	$748,172

(1)
Reflects payment of annual bonus (determined at the target level of performance) pursuant to the terms of their employment agreements in effect on December 31, 2017. These amounts are not payable upon retirement. The amounts reflected above represent 100% of the target bonus payout due to the assumption that such Named Executive Officer's employment terminated on the last day of the year.

(2)
Reflects accelerated vesting of options and shares of restricted stock pursuant to the terms of employment agreements in effect on December 31, 2017 and related award agreements upon death and disability. Upon retirement, only the vesting of restricted stock awards are accelerated.

(3)
Amounts with respect to Messrs. Payne, Bruce, Elliott and Phillips reflect cash severance payable under the terms of employment agreements in effect on December 31, 2017. Mr. Payne’s represents 90% of his base salary (pro rated to reflect the number of days he was employed during the year of his termination) and two years base salary continuation and Messrs. Bruce’s, Elliott’s and Phillips’ represents 18 months base salary continuation.

(4)
Amounts reflect estimated cost of benefit continuation for 36 months in the case of Mr. Payne and 18 months in the case of Messrs. Bruce, Elliot and Phillips in each case, pursuant to the terms of employment agreements in effect on December 31, 2017.

(5)
Amounts reflect pro rata payment of annual bonus (determined at the target level of performance) pursuant to the terms of employment agreements in effect on December 31, 2017. The amounts reflected above represent 100% of the Target bonus payout due to the assumption that such Named Executive Officer's employment terminated on the last day of the year.

(6)	Amounts reflect accelerated vesting of shares of restricted stock pursuant to the terms of the respective award agreements.

(7)
Amounts reflect lump sum cash severance payable under the terms of employment agreements in effect on December 31, 2017 equal to (a) three times the sum of base salary and Target annual bonus for Mr. Payne and (b) 1.5 times base salary for Messrs. Bruce, Elliott and Phillips.

(8)	Amounts reflect estimated cost of benefit continuation for 36 months, in each case, pursuant to the terms of employment agreements in effect on December 31, 2017.

(9)	Amounts reflect payout of 100% Target bonus for the year of termination under the terms of employment agreements in effect on December 31, 2017.

(10)
Amounts reflect accelerated vesting of shares of restricted stock and stock options pursuant to our 2006 Plan. All restricted stock and stock options awarded prior to December 31, 2017 were granted under the 2006 Plan.

Employment Agreements
Mr. Payne. Pursuant to the terms of Mr. Payne’s Second Amended and Restated Employment Agreement (as amended by i) the First Amendment to the Employment Agreement, entered into on March 14, 2012; ii) the Second Amendment to the Employment Agreement, entered into on March 21, 2017; and iii) the Third Amendment to the Employment Agreement, entered into on May 12, 2017), if we discharge Mr. Payne without cause (as defined in the employment agreement), then, so long as he executes (and does not revoke) a release of claims, Mr. Payne will receive: (a) an amount equal to 90% of his base salary, pro rated to reflect the number of days he was employed during the year of his termination, (b) continued payment of his base salary for a period of 24 months and (c) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months following his termination. In addition, if, within 24 months following a corporate change (as defined in the Employment Agreement), Mr. Payne voluntarily terminates his employment or he is discharged without cause, he will receive: (i) a lump sum payment equal to three times the sum of his base salary and target annual bonus and (ii) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months following his termination.
Messrs. Bruce, Phillips and Elliott. Pursuant to the terms of the employment agreements with Messrs. Bruce and Phillips (as amended March 14, 2012), if we discharge the executive without cause (as defined in the applicable employment agreement) during the term of the employment agreement, he will be entitled to receive, subject to his execution (and non revocation) of a release of claims, (a) a pro rated bonus for the year of termination, (b) continued payment of his base salary for a period of 18 months and (c) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 18 months. If following a corporate change (as defined in the applicable employment agreement), the executive voluntarily terminates his employment for good reason (as defined in the applicable agreement) or he is discharged without cause, in either case, within 24 months following the corporate change (as defined in the applicable agreement), the executive will be entitled to receive (i) a lump sum payment equal to one and a half times his base salary, (ii) a full year target annual bonus and (iii) reimbursement for medical benefit continuation premiums under COBRA for a period of up to 36 months (or such time the executive ceases to be eligible to elect to continue such benefits under COBRA or becomes eligible to participate in another employer's group health plan).
In addition, under each of Messrs. Payne’s, Bruce’s, Phillip’s and Elliott’s employment agreement and the related award agreements, upon the executive’s termination due to death or disability, such executive would be entitled to receive (a) a pro rata amount of the annual target incentive award for the year of termination, and (b) full vesting of all stock options, performance-based stock awards and shares of restricted stock (unless otherwise provided for in the applicable plan pursuant to which the award was granted). If the executive terminated his employment due to retirement on terms approved by the board, he would be entitled to full vesting of all shares of restricted stock (unless otherwise provided for in the applicable plan pursuant to which the award was granted). Ms. Blinderman and Mr. Brink are not party to an employment agreement.
Long-Term Incentive Plan Awards
Pursuant to the terms of the award agreements governing outstanding restricted stock awards, upon the consummation of a corporate change, all restrictions on such restricted shares will lapse.
In addition, pursuant to the terms of our 2006 Plan and 2017 Plan, except as otherwise provided in an award agreement, if a participant’s employment with us is terminated for any reason other than death, for cause, inability to perform or due to such participant’s termination of his or her employment for good reason within the one-year period following a corporate change, then any time periods, conditions or contingencies (including vesting conditions) relating to the exercise or realization of, or lapse of restrictions under, any award will be automatically accelerated or waived so that the award may be realized in full (if no exercise of the award is required) or exercised in full (if exercise of the award is required) upon the termination of such participant’s employment.

PROPOSAL NO. 2:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
Section 14A of the Exchange Act, as amended, requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
We urge our stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our Named Executive Officer compensation policies and programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing under the “Executive Compensation” section of this Proxy Statement, which provide detailed information on the compensation of our Named Executive Officers. Our Compensation Committee believes that the policies and programs articulated in the “Compensation Discussion and Analysis” section above are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to our High Performance Culture and Being The Best Mission.
Accordingly, we are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by voting “FOR” the following resolution:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Carriage’s Named Executive Officers, as disclosed in the Proxy Statement for the 2018 Annual Meeting of Stockholders of Carriage pursuant to the compensation disclosure rules of the Securities and Exchange Commission (including, but not limited to, the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables, notes and narrative).”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory and, therefore, not binding on us, our Board, or our Compensation Committee. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the advisory vote on Named Executive Officer compensation when making future compensation decisions.
Our Board unanimously recommends that you vote “FOR” the advisory approval of our Named Executive Officer compensation, as disclosed in this Proxy Statement.

PROPOSAL NO. 3:
APPROVAL OF THE FIRST AMENDMENT TO THE AMENDED AND RESTATED CARRIAGE SERVICES, INC. 2007 EMPLOYEE STOCK PURCHASE PLAN
General
Carriage sponsors an employee stock purchase plan, the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan (the “2007 ESPP”). The Company’s 2007 ESPP was effective March 6, 2007 with a total of 1,000,000 shares of Common Stock available under the 2007 ESPP and was amended and restated effective as of August 1, 2013 to incorporate certain changes. The Board of Directors has approved a First Amendment to the 2007 ESPP (the “First Amendment”) to increase the number of shares of Common Stock available for purchase under the 2007 ESPP to 1,250,000, effective as of May 16, 2018, in order to continue the practice whereby its employees will continue to have the opportunity to purchase Carriage Common Stock though payroll deductions. At the annual meeting, stockholders are being asked to approve the First Amendment to increase the shares of Common Stock available under the plan to 1,250,000. It is the intention of the Company to have the 2007 ESPP qualify under section 423 of the Internal Revenue Code of 1986. The provisions of the 2007 ESPP shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Internal Revenue Code.
The purpose of the 2007 ESPP is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase shares of Common Stock at a discount from the prevailing market price through a payroll deduction system. The 2007 ESPP provides an incentive for employees to acquire or increase their ownership interest in the Company. Management believes that employee stock ownership is critical for the Company’s success and provides our employees the opportunity to strengthen their ownership in our Company as driven by our second Guiding Principle, “Hard work, pride of accomplishment and shared success through employee ownership.”
Except for the exclusion of certain officers, participation is open to all employees, including part-time employees. We believe that participation in the 2007 ESPP Plan has been one of many components that has encouraged employees to view their contribution to the Company from the perspective of an owner.
A copy of the 2007 ESPP and the First Amendment are attached as Appendix A.
Share Availability
A total of 1,250,000 shares of Common Stock will be available for sale under the 2007 ESPP, subject to adjustment as provided in the 2007 ESPP.
Administration
The 2007 ESPP may be administered by the Compensation Committee of the Board, or if so designated, another committee appointed by the Board. Currently, the Compensation Committee administers the 2007 ESPP. The Compensation Committee has the full power to adopt, amend and rescind any rules deemed desirable and appropriate to administer the 2007 ESPP.
Eligibility
All employees, including part-time employees, of the Company and those subsidiaries designated by the Board are eligible to participate in the 2007 ESPP but any officer who is a highly compensated employee within the meaning of Internal Revenue Section 414(q) is excluded. An eligible employee, however, may not participate (i) if the employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company, taking into account any stock options and stock that may be purchased under the employee stock purchase plan or (ii) if such option would permit the employee to purchase, under all stock purchase plans of the Company, Common Stock with a fair market value of more than $25,000 (determined at the time such options are granted) in any calendar year.
Offering Periods and Purchase Periods
The 2007 ESPP is implemented by a series of one-year offering periods (“Offering Periods”) starting on January 1 of each year. Each Offering Period will have four purchase periods (“Purchase Periods”) of three consecutive months each, starting on January 1, April 1, July 1 and October 1. Employees are allowed to begin participating in the 2007 ESPP at the beginning of an Offering Period or at the beginning of a Purchase Period within an Offering Period.
Participation Procedure
An eligible employee may become a participant by completing a subscription agreement prior to the beginning of an offering date or entry date. A participant may elect to have payroll deductions of between 1% and 15% of such participant’s compensation on each payday, which is credited to the participant’s account. No participant, however, may make payroll deductions during any year if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate that exceeds twenty-five thousand dollars ($25,000) of the fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, nor may a participant purchase more than 5,000 shares of Common Stock during any Offering Period. On the last day of each Purchase Period, the amount in each participant’s account is used to purchase shares of Common Stock.
Purchase Price of Shares
The purchase price for the shares of Common Stock on any purchase date will be, with respect to a Purchase Period, an amount equal to the lower of (a) 85% of the fair market value of a share of Common Stock on the offering date for the Offering Period that includes such Purchase Period or (b) 85% of the fair market value of a share of Common Stock on the exercise date respecting such Purchase Period; provided, however, that if a participant’s entry date occurs after the offering date for the Offering Period that includes such Purchase Period, then the amount in clause (a) of this definition with respect to such participant for such Purchase Period shall be the greater of (i) 85% of the fair market value of a share of Common Stock on such offering date or (ii) 85% of the fair market value of a share of Common Stock on such participant’s entry date. The fair market value of a share of Common Stock on a given date will be determined by the Compensation Committee based on the closing price of the Common Stock on the NYSE for such date. If the Common Stock is not traded on such date, the price will be determined on the immediately preceding trading date on which there was a closing price.
Delivery of Shares to Participants
Shares of Common Stock purchased with a participant’s payroll deductions will issued to the participant as promptly as practicable after each purchase date. Delivery may be made by direct deposit into a book entry account or brokerage account in the name of the participant.
Termination of Employment
Upon a participant’s termination of employment for any reason including death or disability or due to a participant becoming an ineligible officer, participation in the 2007 ESPP ceases and all amounts credited to the participant’s account will be immediately distributed to the participant or in the event of the participant’s death, the participant’s beneficiary.
Voluntary Withdrawal
A participant may voluntarily withdraw all contributions credited to his or her account at any time prior to two business days prior to the last day of a Purchase Period. Should a participant voluntarily withdraw during an Offering Period, the participant will not be eligible to participate in the 2007 ESPP until the next Offering Period.
Transferability
No interest in the 2007 ESPP or in payroll deductions credited to a participant’s account may be transferred or assigned by a participant except by will or the laws of descent and distribution.
Equitable Adjustments
The maximum number of shares of Common Stock that may be issued under the 2007 ESPP are subject to adjustment in the event of stock dividends, spin off, stock splits, combinations or reclassification of shares, reverse stock splits, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration, provided that no adjustment will be made upon conversion of any convertible securities of the Company. In the event of a merger of the Company with another corporation, each option under the 2007 ESPP will be either assumed or substituted by the successor corporation, provided that the Committee retains the sole discretion to shorten any Purchase Period in lieu of such assumption or substitution.
Plan Amendment or Termination
The Board may at any time terminate or amend the 2007 ESPP; provided, however no such termination may affect options previously granted nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant. In addition, to the extent required by Internal Revenue Code Section 423, the Company shall seek to obtain stockholder approval in such a manner and degree required for any amendment.
Federal Income Tax Consequences
The 2007 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423(a) of the Internal Revenue Code of 1986. This section provides that participants do not realize any income at the date of grant or at the time of receipt of the shares and that such income is postponed until they dispose of the shares. The tax consequences to participants upon disposition is dependent upon the variables determining the option price, the sale price, and the holding period.
The Company is entitled to a deduction under the Internal Revenue Code only to the extent that ordinary income is realized by the participant as a result of disqualifying dispositions.
Our Board unanimously recommends that you vote “FOR” this Proposal No. 3 to approve the First Amendment to the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan.

PROPOSAL NO. 4:
RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP
General
Our Audit Committee has selected Grant Thornton to audit our consolidated financial statements. Grant Thornton has served as our independent registered public accounting firm since 2014.
Representatives of Grant Thornton are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.
Although ratification is not required by Delaware law, our bylaws or otherwise, our Board is submitting our Audit Committee’s appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, our Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment of Grant Thornton is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.
Our Board unanimously recommends that you vote “FOR” the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
Audit Fees
Fees billed to us by Grant Thornton during 2017 and 2016 were as follows:

	Year Ended December 31,
	2017	2016
Audit fees	$878,880	$841,900
The Company did not engage any firm to perform non-audit services during these years.
Pre-Approval Policy for Services of Independent Registered Public Accounting Firm
As part of its duties, our Audit Committee is required to annually pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the audit firm’s independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. All Audit fees for 2017 and 2016 were pre-approved by our Audit Committee.

AUDIT COMMITTEE REPORT
The Audit Committee of the Board of Directors (the “Audit Committee”) of Carriage Services, Inc. (“Carriage”) has reviewed and discussed the audited financial statements of Carriage for the fiscal year ended December 31, 2017 with Carriage management. The Audit Committee has discussed with Grant Thornton LLP, Carriage's independent registered public accounting firm for the fiscal year ended December 31, 2017, the matters required to be discussed by Statement on Auditing Standards No. 16, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP's communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP their independence.
Based on the Audit Committee’s review and discussions with management and Grant Thornton LLP referred to above, the Audit Committee recommended to the Board of Directors of Carriage that the audited consolidated financial statements be included in Carriage's Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the Securities and Exchange Commission.
Audit Committee
Donald D. Patteson, Jr., Chairman
Barry K. Fingerhut
Bryan D. Leibman
James R. Schenck

April 4, 2018

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
AND CERTAIN BENEFICIAL OWNERS
Stock Ownership of Management
The following table sets forth, as of March 23, 2018, the number of shares beneficially owned and the percentage of the Common Stock held by: (1) each of our directors and director nominees, (2) our Principal Executive Officer and Principal Financial Officer, (3) our other executive officers named in the Summary Compensation Table set forth under “Executive Compensation,” and (4) all our current executive officers and directors as a group. Under the rules of the SEC, on any day, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days of such date through the exercise of currently available conversion rights or options. Except as otherwise stated in the notes to the table, each person named in the table below has sole voting and investment power with respect to the shares indicated.

Beneficial Owner	Common Stock	Stock Options(1)	Number of Shares Beneficially Owned	Percent of Common Stock
Melvin C. Payne(2)(3)	1,227,722	249,904	1,477,626	9.1%
Mark R. Bruce	30,940	190,752	221,692	1.4%
Shawn R. Phillips(4)	72,526	119,987	192,513	1.2%
Paul D. Elliott	25,747	87,640	113,387	*
Viki K. Blinderman	8,904	61,780	70,684	*
Carl B. Brink	12,059	44,980	57,039	*
Donald D. Patteson, Jr.	47,432	—	47,432	*
Bryan D. Leibman(5)	21,413	—	21,413	*
James R. Schenck	5,796	—	5,796	*
Barry K. Fingerhut	2,500	—	2,500	*
All current directors and executive officers as a group (10 persons)	1,455,039	755,043	2,210,082	13.6%

*	Indicates less than 1%.

(1)
The ownership of stock options shown in the table includes shares which may be acquired within 60 days upon the exercise of outstanding stock options granted under our stock option plans. For unexercisable stock options, see “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” in this Proxy Statement.

(2)
Mr. Payne’s holdings include 21,824 shares of Common Stock held in an Annuity Trust for Mr. Payne’s benefit, 21,824 shares of Common Stock held in an Annuity Trust for Mr. Payne’s spouse’s benefit and 6,694 shares of Common Stock held by Mr. Payne’s spouse.

(3)	Mr. Payne has pledged 389,400 shares of his Common Stock pursuant to a margin account which was opened in October 2012.

(4)	Mr. Phillips has pledged 50,000 shares of his Common Stock pursuant to a margin account which was opened November 2015.

(5)	Mr. Leibman’s holdings include 2,576 shares of Common Stock held by Mr. Leibman’s minor children.

Stock Ownership of Certain Beneficial Owners
As of March 23, 2018, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding Common Stock, determined in accordance with Rule 13d-3 of the Exchange Act, other than directors and executive officers whose beneficial ownership is described in the previous table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock
FMR LLC(1) 245 Summer Street Boston, MA 02210	2,468,099	14.8%
Dimensional Fund Advisors LP(2) Building One, 6300 Bee Cave Road Austin, TX 78746	1,401,052	8.6%
BlackRock Inc.(3) 55 East 52nd Street New York, NY 10055	1,193,211	7.3%
Renaissance Technologies(4) 800 Third Avenue New York, New York 10022	979,500	6.0%
Zazove Associates, LLC(5) 1001 Tahoe Blvd. Incline Village, NV 89451	890,071	5.2%

(1)
Based solely on Schedule 13G/A filed with the SEC on February 13, 2018. FMR LLC has sole voting power as to 1,070,991 shares and sole dispositive power as to 2,468,099 shares, of which, 438,530 shares are issuable upon the conversion of Carriage 2.75% Convertible Notes due March 15, 2021.

(2)	Based solely on Schedule 13G/A filed with the SEC on February 9, 2018. Dimensional Fund Advisors LP has sole voting power as to 1,366,872 shares and sole dispositive power as to 1,401,052 shares.

(3)	Based solely on Schedule 13G/A filed with the SEC on January 29, 2018. BlackRock Inc. has sole voting power as to 1,151,918 shares and sole dispositive power as to 1,193,211 shares.

(4)
Based solely on Schedule 13G filed with the SEC on February 14, 2018. Renaissance Technologies has sole voting power as to 732,700 shares, sole dispositive power as to 887,262 shares and sole dispositive power as to 92,238 shares.

(5)
Based solely on Schedule 13G/A filed with the SEC on February 8, 2018. Zazove Associates, LLC, Zazove Associates, Inc. and Gene T. Pretti have sole voting and dispositive power as to 890,071 shares, of which 890,071 shares are issuable upon the conversion of Carriage 2.75% Convertible Notes due March 15, 2021.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other of our equity securities on Forms 3, 4 and 5. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.
To our knowledge, based solely on our review of the copies of such reports furnished to us or written representations from reporting persons, we believe that all filings required to made under Section 16(a) of the Exchange Act were timely made for the fiscal year ended December 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Policies and Procedures for Review and Approval of Related Party Transactions
We have established procedures to identify, review, approve, and ratify transactions with related persons and bring them to the attention of our Board for consideration. These procedures include formal written questionnaires to our directors and executive officers. Each year, we require our directors and executive officers to complete a questionnaire that requires them to identify and describe any transactions with Carriage that they or their respective related parties may have been involved in, whether or not material.
Our Corporate Governance Committee has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties. During this process, related party transactions are disclosed to all Board members. To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arm’s length. Our Corporate Governance Committee intends to approve only those related party transactions that are in the best interest of us and our stockholders. The policies and procedures for related party transactions are documented in our Code of Business Conduct and Ethics, a copy of which is available free of charge on our website at www.carriageservices.com.
Related Party Transactions
On August 18, 2017, we purchased 100,000 shares of our common stock from Melvin C. Payne, our Chairman of the Board and Chief Executive Officer. These shares had been held by Mr. Payne prior to such repurchase for over one year. The purchase of these shares was made pursuant to a privately negotiated transaction at a price of $23.85 per share for a total purchase price of $2.4 million. The purchase price we paid for these shares was the stock's trading price at the time of the transaction. These shares are currently held as treasury shares. This purchase was not a part of the share repurchase program approved by the Board on February 25, 2016. The repurchase of the shares held by Mr. Payne was approved in advance by our Board, with Mr. Payne abstaining.
On December 13, 2017, we purchased real estate totaling $0.3 million for funeral home expansion projects from an employee at fair market value.
OTHER BUSINESS
Management does not intend to bring any other business before our Annual Meeting and has not been informed that any other matters are to be presented at our Annual Meeting by others. If other matters properly come before our Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING
Pursuant to rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at our 2019 Annual Meeting of Stockholders may do so by following the procedures set forth under Rule 14a-8 of the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056 no later than December 17, 2018. However, if the date of our 2019 Annual Meeting of Stockholders is more than 30 days from the date of the 2018 Annual Meeting of Stockholders, then the deadline is a reasonable time before we begin to print and send our proxy materials for our 2019 Annual Meeting of Stockholders.
In addition, pursuant to our bylaws, a stockholder may recommend nominees for director not for inclusion in our proxy materials, as further discussed herein in our “Corporate Governance - Direction Nomination Process” section. For all other stockholder proposals intended for presentation at our 2019 Annual Meeting of Stockholders but not for inclusion in our 2019 proxy materials, a stockholder must deliver a copy of the proposal to our Corporate Secretary at our principal offices listed above no less than 45 days before the date on which we first send our proxy materials for the 2019 Annual Meeting of Stockholders. For our 2019 Annual Meeting of Stockholders, the deadline will be February 27, 2019, based on the proxy materials for this year’s meeting being sent on or about April 13, 2018.
Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter timely and properly presented by a stockholder at our 2019 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we receive untimely notice of the matter and the matter nonetheless is permitted to be presented at our 2019 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

ADDITIONAL INFORMATION
Annual Report
Our Annual Report to Stockholders for the year ended December 31, 2017 (our “Annual Report”) is being mailed to all stockholders entitled to vote at our Annual Meeting. Our Annual Report does not form any part of the proxy soliciting materials.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, but not including exhibits, is also available at www.carriageservices.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request of such person. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). Such requests should be directed to the Corporate Secretary of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056.
Householding
We are sending only one copy of this Proxy Statement and our Annual Report to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs. If you received a householded mailing this year and you would like to have additional copies of this Proxy Statement and/or our Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary in writing at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, or call our Corporate Secretary at 713-332-8400. You may also contact us in the same manner if you received multiple copies of this Proxy Statement and our Annual Report and would prefer to receive a single copy in the future.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO VOTE VIA THE INTERNET OR COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Viki K. Blinderman
Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary

Houston, Texas
April 4, 2018

APPENDIX A

AMENDED AND RESTATED
CARRIAGE SERVICES, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN
(Effective as of August 1, 2013)
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Plan originally became effective as of March 6, 2007 and is being amended and restated effective as of August 1, 2013 to incorporate certain changes.
2.Definitions.

(a)	“Board” shall mean the Board of Directors of the Company.

(b)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)	“Committee” shall mean the Compensation Committee of the Board or, if designated by the Board, another committee of one or more persons appointed by the Board to administer the Plan.

(d)	“Common Stock” shall mean the Common Stock, $.01 par value, of the Company.

(e)	“Company” shall mean Carriage Services, Inc., a Delaware corporation.

(f)
“Compensation” shall mean all regular straight time gross wages or base salary, overtime, bonuses, incentive pay and commissions paid to an Eligible Employee by the Company or a Designated Subsidiary, including any pre-tax contributions under a tax-qualified retirement plan sponsored or maintained by the Company, but excluding taxable fringe benefits, expense reimbursements, relocation reimbursements, education assistance reimbursements and severance payments.

(g)
“Continuous Status as an Eligible Employee” shall mean the absence of any interruption or termination of service as an Eligible Employee. Continuous Status as an Eligible Employee shall not be considered interrupted in the case of (i) military leave, sick leave or any other leave of absence approved in writing by the Company, provided that any such military, sick or other leave of absence is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or (ii) transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(h)	“Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(i)	“Designated Subsidiaries” shall mean the Subsidiaries that have been designated by the Board from time to time in its sole discretion, the employees of which are eligible to participate in the Plan.

(j)	“Eligible Employee” shall mean any Employee, but in all cases excludes each Officer who is a “highly compensated employee” within the meaning of Section 414(q) of the Code.

(k)	“Employee” shall mean any person, including an Officer, who is employed by the Company or one of its Designated Subsidiaries.

(l)
“Entry Date” shall mean, with respect to an Eligible Employee, the date such Eligible Employee commences participation in the Plan during an Offering Period. Permitted Entry Dates are any Offering Date or the first day of a Purchase Period.

(m)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)	“Exercise Date” shall mean the last business day of each Purchase Period during an Offering Period.

(o)
“Fair Market Value” shall mean (i) for so long as the Common Stock is listed on the New York Stock Exchange or any other national stock exchange, the closing price for such stock as quoted on such exchange on the given date (or if there are no sales for such date, then for the last preceding business day on which there were sales), (ii) if the Common Stock is traded in the over-the-counter market, the closing price as reported by NASDAQ for the given date (or if there was no quoted price for such date, then for the last preceding business day on which there was a quoted price), or (iii) if the Common Stock is not reported or quoted by any such organization, fair market value of the Common Stock as determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning Section 409A of the Code and the regulations thereunder.

(p)	“Offering Date” shall mean, with respect to an Offering Period, the first Trading Day in such Offering Period.

APPENDIX A

(q)	“Offering Period” shall mean a period of one (1) year commencing on January 1 of each calendar year except as otherwise determined by the Committee.

(r)	“Officer” shall mean an Employee who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(s)	“Plan” shall mean this Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan.

(t)
“Purchase Period” shall mean a period of three (3) consecutive months beginning on January 1, April 1, July 1 and October 1 and ending on the last day preceding the beginning of the next period, except as otherwise determined by the Committee.

(u)
“Purchase Price” shall mean, with respect to a Purchase Period, an amount equal to the lower of (i) 85% of the Fair Market Value of a share of Common Stock on the Offering Date for the Offering Period that includes such Purchase Period or (ii) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date respecting such Purchase Period; provided, however, that if a participant’s Entry Date occurs after the Offering Date for the Offering Period that includes such Purchase Period, then the amount in clause (a) of this definition with respect to such participant for such Purchase Period shall be the greater of (i) 85% of the Fair Market Value of a share of Common Stock on such Offering Date or (ii) 85% of the Fair Market Value of a share of Common Stock on such participant’s Entry Date.

(v)
“Subsidiary” shall mean a “subsidiary corporation” as described in Section 424(f) of the Code, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(w)	“Trading Day” shall mean a day on which the New York Stock Exchange is open for trading.
3.Eligibility.

(a)
Unless otherwise determined by the Committee in a manner consistent with Section 423 of the Code, any person who is an Eligible Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Sections 5(a) and 10 and the limitations imposed by Section 423(b) of the Code. An Eligible Employee may enter the Plan on any Entry Date on which he/she remains an Eligible Employee.

(b)
Any person who first becomes an Eligible Employee after the Offering Date of a given Offering Period may enter the Plan on any Entry Date after the date he/she becomes an Eligible Employee, provided that he/she remains an Eligible Employee on such date.

(c)
Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such an Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate that exceeds Twenty-Five Thousand Dollars ($25,000) of the Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.Offering Periods and Purchase Periods.

(a)
The Plan shall be implemented by a series of Offering Periods each of one (1) year duration, with new Offering Periods commencing on January 1 of each year (or at such other time or times as may be determined by the Committee). The Plan shall continue until terminated in accordance with Section 19 hereof. The Committee shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change (i) is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected and (ii) complies with Section 423(b) of the Code.

(b)
Each Offering Period shall consist of four Purchase Periods, beginning on January 1, April 1, July 1 and October 1 and ending on the last day preceding the beginning of the next period, except as otherwise determined by the Committee.

5.Participation.

(a)
An Eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s human resources department (or at such other place as the Committee may designate) prior to the applicable Offering Date or Entry Date, unless a later time for filing the subscription agreement is set by the Committee for all Eligible Employees with respect to a given offering. The subscription agreement shall set forth the whole number percentage of the participant’s

APPENDIX A

Compensation (which shall be not less than one percent (1%) and not more than fifteen percent (15%)) to be deducted as Contributions pursuant to the Plan. The Committee, in its sole discretion, may establish alternative procedures for enrollment at any time.

(b)
Payroll deductions shall commence on the first payroll date that occurs following the Offering Date or Entry Date and shall end on the last payroll date prior to the Exercise Date of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10; provided, however, that any payroll paid within five (5) business days preceding the Exercise Date will be included in the subsequent Purchase Period and/or Offering Period. If any amount is included in a subsequent Offering Period, the amount of such payroll deductions shall be taken into account for the subsequent Offering Period when computing the limitations provided in Section 3(c) and Section 7.

6.Method of Payment of Contributions.

(a)
Subject to the limitations set forth in Section 3(c), at the time a participant files his or her subscription agreement, he or she shall elect to contribute to the Plan through payroll deductions made on each payroll date after his or her Entry Date during the Offering Period in an amount not less than one percent (1%) and not more than fifteen percent (15%) (in whole number increments) of his or her Compensation on each such payroll date. All such payroll deductions made by a participant in respect of the Plan shall be credited to his or her account under the Plan as Contributions. A participant may not make any additional payments into such account. A participant’s contribution election shall remain in effect for successive Purchase Periods and Offering Periods unless and until such election is terminated in accordance with Section 10.

(b)
Subject to the limitations set forth in Sections 3(c) and 7, a participant (i) who has elected to participate in the Plan pursuant to Section 5(a) as of an Entry Date and (ii) who takes no action to change or revoke such election for the next following Offering Period and/or for any subsequent Offering Period prior to the Offering Date for any such respective Offering Period shall be deemed to have made the same election, including the same attendant payroll deduction authorization, for such next following and/or subsequent Offering Periods as was in effect immediately prior to such respective Offering Date.

(c)
A participant may discontinue his or her participation in the Plan as provided in Section 10, or, on one occasion only during an Offering Period, may decrease the rate of his or her Contributions during such Offering Period by completing and filing with the Company a new subscription agreement. The change in rate shall be effective as of the beginning of the next calendar month following the date of filing of the new subscription agreement if the agreement is filed at least ten (10) business days prior to such date and, if not, as of the beginning of the next succeeding calendar month.

7.Grant of Option. On the Offering Date for each Offering Period, or on an Eligible Employee’s Entry Date if later, each Eligible Employee participating in such Offering Period shall be granted an option to purchase at the Purchase Price on each Exercise Date during such Offering Period, a number of whole shares of Common Stock determined by dividing such Eligible Employee’s Contribution accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the Purchase Price; provided, however, that the maximum number of shares an Eligible Employee may purchase during each Offering Period shall be 5,000 shares, and provided, further, that such purchase shall be subject to the limitations set forth in Section 3(c) and Section 12. If a participant’s payroll deductions are limited by the application of this Section 7 during any Offering Period, then, subject to Section 10, such deductions shall recommence at the rate provided in such participant’s payroll deduction authorization on the Offering Date for the next following Offering Period.
8.Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares will be exercised automatically on each Exercise Date of an Offering Period, and the maximum number of whole shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on that Exercise Date. During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.
9.Delivery. As promptly as practicable after each Exercise Date, the Company shall arrange the delivery to each participant, as appropriate, including, but not limited to, direct deposit into a book entry account or brokerage account, the shares purchased upon exercise of his or her option on such Exercise Date. Amounts representing fractional shares will be retained as Contributions and be carried forward for use in subsequent purchases.

APPENDIX A

10.Voluntary Withdrawal; Termination of Employment.

(a)
A participant may withdraw all but not less than all of the Contributions credited to his or her account under the Plan at any time prior to two (2) business days prior to the Exercise Date in an Offering Period by giving notice to the Committee (or its designee) in a form approved by the Committee. All of the participant’s Contributions credited to his or her account will be paid to him or her as soon as practicable after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further payroll deductions will be made or Contributions credited to his or her account during the Offering Period.

(b)
Upon termination of a participant’s Continuous Status as an Eligible Employee prior to an Exercise Date of an Offering Period for any reason, including retirement or death or due to a participant becoming an Officer, or for no reason whatsoever, the Contributions credited to his or her account will be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such participant’s option will be automatically terminated.

(c)	Should a participant voluntarily withdraw from participation during an Offering Period, the participant will not be eligible to participate in the Plan until the next Offering Date.
11.Interest. No interest shall accrue on the Contributions of a participant in the Plan.
12.Stock.

(a)
Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of Common Stock that may be sold under the Plan shall be one million (1,000,000) shares, which shares may be unissued or reacquired shares, including shares bought on the market or otherwise for purposes of the Plan. If the total number of shares that would otherwise be subject to options granted pursuant to Section 7 on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Eligible Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b)
For the avoidance of doubt, if any option granted under the Plan is cancelled or otherwise terminates or expires without the actual delivery of shares pursuant to such option, then the shares subject to such option shall again be available under the Plan.

(c)
No participant will have any voting, dividend or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such option has been exercised and such shares have been delivered to the participant as contemplated in Section 9.

(d)	Shares to be delivered to a participant under the Plan will be registered in the “street name” of a broker approved by the Committee.
13.Administration. The Committee shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee shall have the authority to delegate routine day-to-day administration of the Plan to such designated Employees of the Company as the Committee deems appropriate; provided, however, that any delegation of administrative authority shall only be permitted to the extent that it is permissible under applicable provisions of the Code and applicable securities laws and the rules of any securities exchange on which the Common Stock is listed, quoted or traded. Any delegation hereunder shall be subject to such restrictions and limitations as the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new designee. Each designee, if any, appointed under this Section 13 shall serve in such capacity at the pleasure of the Committee.

APPENDIX A

14.Designation of Beneficiary.

(a)
A participant may file a written designation of a beneficiary who is to receive shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Exercise Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)
Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by the submission of written notice, which written notice may be in electronic form. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.
16.Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.
17.Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Eligible Employees promptly following each Exercise Date, which statements will set forth the amounts of Contributions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.
18.Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a)
Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of shares of Common Stock that may be purchased by a participant in an Offering Period and the price per share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a spin-off, stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)
Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Committee. In the event of a sale of all or substantially all of the assets of the Company or a merger of Company with or into another corporation, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or Subsidiary of such successor corporation, unless the Committee determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Committee shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Committee shall notify each participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for his or her option has been changed to the New Exercise Date and that his or her option will be exercised automatically on the New Exercise Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 18(b), an option granted under the Plan shall be deemed to be assumed or substituted if, following the

APPENDIX A

sale of assets or merger, the option confers the right to purchase, for each share of option stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Committee may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the sale of assets or merger.
19.Amendment or Termination.

(a)
The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Sections 13 or 18, no such termination may affect options previously granted. Except as provided in Section 18 and this Section 19, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall seek to obtain stockholder approval in such a manner and to such a degree as so required.

(b)
Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Committee shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in currency other than US dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable that are consistent with the Plan.

20.Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
21.Conditions Upon Issuance of Shares.

(a)
Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
The Company shall not be obligated to grant options or to offer, issue, sell or deliver shares of Common Stock under the Plan to any employee who is a citizen or resident of a non-U.S. jurisdiction if (i) the grant of an option under the Plan to a citizen or resident of such jurisdiction is prohibited under the laws of such jurisdiction or (ii) compliance with the laws of such jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code.

(c)
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(d)	Each participant agrees, by entering the Plan, to promptly give the Committee (or its designee) notice of any “disqualifying disposition” (as defined in Section 421(b) of the Code).

(e)
The Company may make such provisions as it deems appropriate for withholding by the Company pursuant to all applicable tax laws of such amounts as the Company determines it is required to withhold in connection with the purchase or sale by a participant of any Common Stock acquired pursuant to the Plan. The Company may require a participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such participant.

APPENDIX A

22.Miscellaneous Provisions.

(a)
Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction of the Plan or any provisions hereof. The use of the masculine gender shall also include within its meaning the feminine. Wherever the context of the Plan dictates, the use of the singular shall also include within its meaning the plural, and vice versa.

(b)
The adoption and maintenance of the Plan shall not be deemed to be a contract between the Company or any Designated Subsidiary and any person or to be consideration for the employment of any person. Participation in the Plan at any given time shall not be deemed to create the right to participate in the Plan, or any other arrangement permitting an Employee to purchase Common Stock at a discount, in the future. The rights and obligations under any participant’s terms of employment with the Company or any Designated Subsidiary shall not be affected by participation in the Plan. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Company or any Designated Subsidiary or to restrict the right of the Company or any Designated Subsidiary to discharge any person at any time, nor shall the Plan be deemed to give the Company or any Designated Subsidiary the right to require any person to remain in the employ of the Company or such Designated Subsidiary or to restrict any person’s right to terminate his employment at any time. The Plan shall not afford any participant any additional right to compensation as a result of the termination of such participant’s employment for any reason whatsoever.

(c)
If any provision of the Plan shall be held illegal or invalid for any reason, then such illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

(d)
The Plan shall be governed by and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except as superseded by applicable federal law.

(e)
Any of the payroll deduction authorizations, enrollment documents and any other forms and designations referenced in the Plan and their submission may be electronic and/or telephonic, as directed by the Committee.

(f)
No person affiliated with the Plan in any capacity, including, without limitation, Carriage and its Designated Subsidiaries and their respective directors, officers, agents and employees, makes any representation, commitment or guarantee that any particular tax treatment will be applicable to a participant on account of, or with respect to, participation in the Plan.

(g)
Nothing contained in the Plan shall be construed to prevent the Company or any of its affiliates from taking any action (including any action to suspend, terminate, amend or modify the Plan) that is deemed by the Company or any of its affiliates to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan. No participant or other person shall have any claim against the Company or any of its affiliates as a result of any such action.

23.Term of Plan; Effective Date. The Plan originally became effective as of March 6, 2007 and was approved by the stockholders of the Company on May 22, 2007. The Plan is being amended and restated hereby effective as of August 1, 2013 and shall continue until all the Shares available pursuant to Section 12 have been issued, unless earlier terminated by the Board pursuant to Section 19.

APPENDIX B

FIRST AMENDMENT TO THE
AMENDED AND RESTATED
CARRIAGE SERVICES, INC.
2007 EMPLOYEE STOCK PURCHASE PLAN
WHEREAS, Carriage Services, Inc. maintains the Amended and Restated Carriage Services 2007 Employee Stock Purchase Plan (effective August 1, 2013) (the “Plan”); and
WHEREAS, the Plan is intended to qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code, and the Plan originally became effective as of March 6, 2007, and was amended and restated effective as of August 1, 2013 to incorporate certain changes; and
WHEREAS, the Board has authorized the amendment of this Plan effective as of May 16, 2018 to increase the number of shares of Common Stock that may be purchased by an employee under the Plan by an additional two hundred fifty thousand (250,000) shares and to incorporate certain other changes as provided herein.
NOW, THEREFORE, BE IT RESOLVED that the Plan is amended as follows:

1.	Section 2(g) of the Plan is amended in its entirety as follows:
“Continuous Status as an Eligible Employee” shall mean the absence of any interruption or termination of service as an Eligible Employee. Continuous Status as an Eligible Employee shall not be considered interrupted in the case of (i) military leave, sick leave or any other leave of absence approved in writing by the Company, provided that any such military, sick or other leave of absence is for a period of not more than three (3) months, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or (ii) transfers between locations of the Company or between the Company and its Designated Subsidiaries.

2.	Section 12 of the Plan is amended to replace the number one million (1,000,000) with one million two hundred fifty thousand (1,250,000).

3.	Section 23 of the Plan shall be amended in its entirety as follows:
Term of Plan; Effective Date. The Plan originally became effective as of March 6, 2007 and was approved by the stockholders of the Company on May 22, 2007. The Plan was amended and restated hereby effective as of August 1, 2013, and the Plan is being amended effective as of May 16, 2018, and shall continue until all the Shares available pursuant to Section 12 have been issued, unless earlier terminated by the Board pursuant to Section 19.

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APPENDIX C

NON-GAAP FINANCIAL MEASURES
This Proxy Statement uses Non-GAAP financial measures to present the financial performance of the Company. Our non-GAAP reporting provides a transparent framework of our operating and financial performance that reflects the earning power of the Company as an operating and consolidation platform.
Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors to compare our results to previous periods, to provide insight into the underlying long-term performance trends in our business and to provide the opportunity to differentiate ourselves as the best consolidation platform in the industry against the performance of other funeral and cemetery companies.
Our Non-GAAP financial measures used in this Proxy Statement include “Consolidated EBITDA”, “Special Items”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Adjusted Basic Free Cash Flow Per Share”. These financial measures are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP measures in this Proxy Statement. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports.
The definitions of the Non-GAAP financial measures used in this Proxy Statement are as follows:

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•
Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Special Items are defined as charges or credits included in our GAAP financial statements that can vary from period to period and are not reflective of costs incurred in the ordinary course of our operations. Special Items are taxed at the federal statutory rate of 35 percent for both the years ended December 31, 2016 and 2017, except for the accretion of the discount on the Convertible Notes as this is a non-tax deductible item.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•	Adjusted Basic Free Cash Flow Per Share is defined as Adjusted Free Cash Flow divided by the number of weighted average basic shares outstanding for the period.

Consolidated EBITDA and Adjusted Consolidated EBITDA
Consolidated EBITDA and Adjusted Consolidated EBITDA are defined above. Our Adjusted Consolidated EBITDA include adjustments for Special Items and other expenses or gains that we believe do not directly reflect our core operations and may not be indicative of our normal business operations.
How These Measures Are Useful
When used in conjunction with GAAP financial measures, our Consolidated EBITDA and Adjusted Consolidated EBITDA are supplemental measures of operating performance that we believe are useful measures to facilitate comparisons to our historical consolidated and business level performance and operating results.

We believe our presentation of Adjusted Consolidated EBITDA, key metric used internally by our management, provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Limitations of the Usefulness of These Measures
Our Consolidated EBITDA and Adjusted Consolidated EBITDA are not necessarily comparable to similarly titled measures used by other companies’ due to different methods of calculation. Our presentation is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
Consolidated EBITDA and Adjusted Consolidated EBITDA exclude certain items that we believe do not directly reflect our core operations and may not be indicative of our normal business operations. Therefore, these measures may not provide a complete understanding of our performance and should be reviewed in conjunction with our GAAP financial measures.

C-1

APPENDIX C

Reconciliation of Non-GAAP Financial Measures
The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the years ended December 31, 2016 and 2017 (in thousands):

	For the Years Ended December 31,

	2016	2017
Net Income	$19,581	$37,193
Net Tax Provision (Benefit)	12,660	(4,411)
Pre-Tax Income	$32,241	$32,782
Interest Expense	11,738	12,948
Accretion of Discount on Convertible Subordinated Notes	3,870	4,329
Loss on Early Extinguishment of Debt	567	—
Non-Cash Stock Compensation	2,890	3,162
Depreciation & Amortization	15,421	15,979
Other, Net	1,788	(1,118)
Consolidated EBITDA	$68,515	$68,082
Adjusted For:
Acquisition and Divestiture Expenses	701	—
Severance and Retirement Costs	3,979	—
Consulting Fees	496	—
Natural Disaster Costs	—	620
Adjusted Consolidated EBITDA	$73,691	$68,702

Revenue	$248,200	$258,139

Adjusted Consolidated EBITDA Margin	29.7%	26.6%

Reconciliation of Cash Flow provided by operations to Adjusted Free Cash Flow for the years ended December 31, 2016 and 2017 (in thousands):

	For the Years Ended December 31,

	2016	2017
Cash Flow Provided by Operations	$50,035	$45,230
Cash Used for Maintenance Capital Expenditures	(7,402)	(8,422)
Free Cash Flow	$42,633	$36,808

Plus: Incremental Special Items:
Acquisition and Divestiture Expenses	516	—
Severance Costs	3,979	—
Consulting Fees	496	—
Natural Disaster Costs	—	620
Adjusted Free Cash Flow	$47,624	$37,428

Weighted Average Number of Basic Shares Outstanding	16,515	16,438

Adjusted Basic Free Cash Flow Per Share	$2.88	$2.28

C-2

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

Conference Center
3040 Post Oak Blvd., Lobby Level
Houston, Texas 77056

May 16, 2018
9:00 a.m. Central Time
Directions to attend the meeting in person may be obtained by contacting the Corporate Secretary at 713-332-8400

↓ Please detach along perforated line and mail in the envelope provided. ↓

20033300000000001000 2 051618

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class I Directors for a three-year term ending at the 2021 Annual Meeting of Stockholders.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
○ Melvin C. Payne
○ James R. Schenck

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Approve, by advisory vote, named executive officer compensation.	☐	☐	☐
3. Approve the First Amendment to the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan.	☐	☐	☐
4. Ratify the appointment of Grant Thornton LLP as Carriage Services, Inc.'s independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

Conference Center
3040 Post Oak Blvd., Lobby Level
Houston, Texas 77056

May 16, 2018

9:00 a.m. Central Time
Directions to attend the meeting in person may be obtained by contacting the Corporate Secretary at 713-332-8400

PROXY VOTING INSTRUCTIONS

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

20033300000000001000 2 051618

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES, AND "FOR" PROPOSALS 2, 3 AND 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class I Directors for a three-year term ending at the 2021 Annual Meeting of Stockholders.

NOMINEES:
○ Melvin C. Payne
○ James R. Schenck

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Approve, by advisory vote, named executive officer compensation.	☐	☐	☐
3. Approve the First Amendment to the Amended and Restated Carriage Services, Inc. 2007 Employee Stock Purchase Plan.	☐	☐	☐
4. Ratify the appointment of Grant Thornton LLP as Carriage Services, Inc.'s independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

CARRIAGE SERVICES, INC.

Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on May 16, 2018

The undersigned, hereby revoking all prior proxies, hereby appoints Melvin C. Payne and Viki K. Blinderman, and each of them, his true and lawful proxies, with full and several power of substitution, to vote all the shares of Common Stock of CARRIAGE SERVICES, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of CARRIAGE SERVICES, INC. to be held on May 16, 2018 and at any adjournments or postponements thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of the director nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, and as the proxies deem advisable on all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)

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